Exhibit (c)(8)

Presentation to the Board of Directors of

Leonard

Project Myriad

October 16, 2015

Table of Contents I. Market Update II. Financial Projections III. Strategic Alternatives A. Leonard Acquisition of Public Equity Interest in Burrow B. Sale of Leonard Refineries to Burrow Appendix A: Additional Materials Appendix B: Detailed Management Projections

Summary Observations Leonard’s unique corporate structure provides multiple strategic options to potentially unlock value for both Leonard shareholders and Burrow unitholders Currently, Leonard trades at a consolidated EBITDA multiple discount to Burrow; however, this multiple arbitrage has been somewhat volatile since Leonard’s purchase of the general partner and limited partnership interests in Burrow The market continues to advocate a refining rationalization or combination transaction as a preferred path for Leonard We have assessed two strategic alternatives available to Leonard to highlight their qualitative and quantitative impacts on the broader Leonard family of companies: The acquisition / merger of Burrow by / with Leonard and elimination of Burrow’s variable distribution structure A transaction involving the sale of Leonard refining assets to Burrow While each scenario involves certain considerations, both provide potential key benefits including: All refining assets under one umbrella may enhance the resulting company’s credit rating and access to capital The increased scale and geographies may enhance the resulting entity’s competitive positioning as a natural consolidator of refining assets Simplification, albeit to different degrees, of the Leonard family complex, may allow for more consistent Wall Street valuations In isolation, analysis suggests little illustrative valuation difference between the two strategic alternatives (given the two scenarios primarily reflect only financing and structural differences on the same set of cash flow-producing assets) Accordingly, Leonard must consider key qualitative aspects of the alternatives that will drive long-term shareholder value including: Leonard family structural complexity Return of capital to stakeholders policy Depth of capital markets access Liquidity / working capital management Future strategic flexibility Tax impacts to entities and equity holders 2

I. Market Update

# Burrow Unit Price History

## Since IPO on 26-Jul-2012

| Burrow Prices | | % of Current |
|---|---|---|
| Current | $ 25.05 | 100 % |
| 1 Month Avg. | 24.36 | 97 % |
| 3 Month Avg. | 25.11 | 100 |
| 6 Month Avg. | 25.04 | 100 |
| 1 Year Avg. | 24.28 | 97 |
| 2 Year Avg. | 24.84 | 99 |
| 52-Week High | 27.77 | 111 |
| 52-Week Low | 20.09 | 80 |



17-Oct-2012 Announces tender offer and consent solicitation for its 10.5% senior secured notes due 2017
02-Nov-2012 Announces pricing of $275mm senior secured notes due 2020
17-Jan-2013 Announces pricing of public offering of 10.7mm common units at $24.46/unit
30-Apr-2013 Announces pricing of public offering of 12mm common units at $26.28/unit
12-Nov-2013 Announces sale of 100% general partner and 38.7% common units held by ACON investments and TPG to Leonard for $775mm
02-May-2014 Appoints David Lamp to the board of directors
02-Oct-2014 Announces expansion of revolving credit facility to $500mm
14-Aug-2013 Announces pricing of public offering of 11.5mm common units at $22.85/unit
17-Feb-2014 Appoints David Lamp as the CEO
22-Sep-2014 Announces pricing of $75mm senior secured notes due 2020
26-Jan-2015 Appoints Karen Davis as CFO and executive VP
Closing Price (USD)
Volume (000)
$40
$30
$20
$10
$ 14.16
$ 25.05
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
Jul-2012
May-2013
Feb-2014
Dec-2014
Oct-2015
Volume
Burrow

*Source: Company filings, Bloomberg as of 08-Oct-2015*

Market Update 4

# Refining Industry Shareholder Return

## Stock Price Performance Plus Dividends

### Last Twelve Months


80%
40%
0%
(40)%
Indexed Total Return
Oct-2014
Jan-2015
Apr-2015
Jul-2015
Oct-2015
54 %
30 %
26 %
24 %
20 %
14 %

### Last Five Years


1,400%
1,000%
600%
200%
(200)%
Indexed Total Return
Oct-2010
Jan-2012
Apr-2013
Jul-2014
Oct-2015
922 %
525 %
409 %
NA
NA
NA

### Summary of Shareholder Return

| Price Performance | Leonard | Burrow | MidCon Refining Peers[1] | Coastal Refining Peers[2] | Other Refining Peers[3] | Refining MLP Peers[4] | Peer Median | Leonard Rank | Burrow Rank |
|---|---|---|---|---|---|---|---|---|---|
| Last Five Years | 842 % | NA | 354 % | 482 % | NA | NA | 418 % | 1 | N/A |
| Since Burrow IPO | 137 | 77 % | 74 | 234 | 113 | NA | 95 | 2 | 4 |
| Last Twelve Months | 17 | 7 | 10 | 51 | 22 | 12 | 12 | 3 | 6 |
| **Dividend** | | | | | | | | | |
| Last Five Years | 80 % | NA | 56 % | 43 % | NA | NA | 49 % | 1 | N/A |
| Since Burrow IPO | 18 | 90 % | 17 | 22 | 19 | NA | 20 | 4 | 1 |
| Last Twelve Months | 3 | 17 | 4 | 3 | 4 | 18 | 4 | 5 | 2 |
| **Total Return** | | | | | | | | | |
| Last Five Years | 922 % | NA | 409 % | 525 % | NA | NA | 467 % | 1 | N/A |
| Since Burrow IPO | 155 | 167 % | 91 | 255 | 132 | NA | 149 | 3 | 2 |
| Last Twelve Months | 20 | 24 | 14 | 54 | 26 | 30 | 26 | 5 | 4 |

*Source: Bloomberg as of 08-Oct-2015*

*[1] MidCon Refining Peers include ALJ, CVI, DK and HFC. [2] Coastal Refining Peers includes TSO and VLO. [3] Other Refining Peers include PBF, PSX and MPC. [4] Refining MLP Peers include ALDW and CVRR.*

Market Update 5

# Historical EV / LTM EBITDA Multiples

## Last 5 Years

| Average | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 YTD | Current | L5Y Avg. | Since Burrow IPO |
|---|---|---|---|---|---|---|---|---|---|
| Leonard Average | 5.2 x | 5.9 x | 2.9 x | 3.2 x | 7.5 x | 5.4 x | 5.2 x | 5.1 x | 5.2 x |
| Burrow Average | NA | NA | NA | 3.8 x | 7.6 x | 5.5 x | 5.0 x | 5.3 x | 5.2 x |
| Difference - Leonard vs. Burrow | NA | NA | NA | 0.5 x | 0.1 x | 0.1 x | (0.2)x | 0.2 x | 0.1 x |
| Δ % of Leonard Multiple | NA | NA | NA | 17 % | 2 % | 2 % | (3)% | 3 % | 2 % |
| MidCon Refining Peers[1] | 7.0 x | 8.2 x | 4.1 x | 4.8 x | 8.7 x | 7.4 x | 8.0 x | 6.9 x | 8.2 x |
| Coastal Refining Peers[2] | 4.5 x | 4.8 x | 3.8 x | 4.5 x | 6.1 x | 6.0 x | 6.1 x | 5.0 x | 6.0 x |
| Other Refining Peers[3] | NA | 2.9 x | 3.3 x | 4.3 x | 6.6 x | 5.6 x | 4.8 x | 4.7 x | 5.0 x |
| Refining MLP Peers[4] | NA | NA | NA | 3.6 x | 6.6 x | 5.0 x | 5.2 x | 5.1 x | 5.1 x |


20.0 x
18.0 x
16.0 x
14.0 x
12.0 x
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
0.0 x
EV / IBES LTM EBITDA
Oct-2010
Aug-2011
May-2012
Mar-2013
Jan-2014
Nov-2014
Sep-2015
8.0 x
6.1 x
5.2 x
5.2 x
5.0 x
4.8 x
Leonard
Burrow
MidCon Refining Peers¹
Coastal Refining Peers²
Other Refining Peers³
Refining MLP Peers⁴

*Source: Company filings, IBES, Bloomberg as of 08-Oct-2015*

*Note: Since Burrow IPO reflects 26-Jul-2012 to current. Enterprise value figures reflect market capitalization of non-controlling interest. Adjusted EBITDA as reported if available.*

*[1] MidCon Refining Peers include ALJ, CVI, DK and HFC. [2] Coastal Refining Peers includes TSO and VLO. [3] Other Refining Peers include PBF, PSX and MPC. [4] Refining MLP Peers include ALDW and CVRR.*

Market Update 6

# Overview of Current Refiner Trading Multiples

## EV / EBITDA

### EV / 2016E IBES EBITDA


Median: 6.2 x
Median: 6.1 x
Median: 5.4 x
Median: 6.1 x
7.2 x
6.8 x
6.3 x
6.1 x
5.5 x
7.2 x
4.9 x
7.2 x
5.4 x
3.8 x
9.5 x
6.6 x
5.7 x
Leonard Mgmt.
HFC
CVI
DK
ALJ
TSO
VLO
PSX
MPC
PBF
Burrow Mgmt.
ALDW
CVRR

### EV / 2017E IBES EBITDA


Median: 6.1 x
Median: 5.8 x
Median: 5.0 x
Median: 6.6 x
6.8 x
8.1 x
6.3 x
6.0 x
5.4 x
6.6 x
4.9 x
6.4 x
5.0 x
3.6 x
7.2 x
6.7 x
6.6 x
Leonard Mgmt.
CVI
HFC
DK
ALJ
TSO
VLO
PSX
MPC
PBF
Burrow Mgmt.
ALDW
CVRR
MidCon Refining Peers
Coastal Refining Peers
Other Refining Peers
Refining MLP Peers

*Source: Leonard Management model dated 09-Oct-2015 (utilizes Burrow 2016 preliminary budgeted operating and financial assumptions), Company filings, IBES, Bloomberg as of 08-Oct-2015*
*Note: Enterprise value figures reflect market capitalization of non-controlling interest.*

Market Update 7

II. Financial Projections

Summary Standalone Projections Deconsolidated Leonard ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 274 $ 282 $ 285 $ 273 $ 1,114 $ 1,066 $ 1,179 $ 1,150 $ 1,184 Less: Segment SG&A (10) (10) (10) (10) (42) (42) (42) (42) (42) Less: Corporate SG&A (20) (20) (20) (20) (79) (80) (81) (82) (83) Less: Segment Operating Expenses (102) (103) (104) (110) (420) (404) (420) (406) (414) Less: Turnaround Expense 0 0 0 0 0 (70) 0 (40) 0 Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: DD&A (33) (33) (33) (33) (130) (145) (160) (175) (190) Operating Income $ 109 $ 116 $ 118 $ 100 $ 444 $ 326 $ 476 $ 406 $ 455 Plus: DD&A 33 33 33 33 130 145 160 175 190 EBITDA $ 142 $ 149 $ 151 $ 132 $ 574 $ 471 $ 636 $ 581 $ 645 Plus: LP Distributions from Mule 13 14 14 14 55 63 70 78 85 Plus: GP Distributions from Mule 1 1 2 3 8 21 35 48 62 Plus: LP Distributions from Burrow 23 6 32 12 73 107 99 99 100 Adj. EBITDA $ 179 $ 170 $ 199 $ 162 $ 710 $ 662 $ 840 $ 807 $ 892 Cash Flow Statement Adj. EBITDA $ 179 $ 170 $ 199 $ 162 $ 710 $ 662 $ 840 $ 807 $ 892 Less: Interest Expense (10) (10) (10) (10) (39) (39) (39) (39) (39) Plus: Interest Income 4 4 4 4 16 21 24 27 31 Less: Cash Taxesą (52) (48) (78) (102) (281) (185) (246) (230) (257) Cash Flow from Operations $ 121 $ 115 $ 114 $ 55 $ 405 $ 460 $ 579 $ 566 $ 627 Less: Capital Expenditures (60) (60) (60) (60) (240) (268) (238) (258) (238) Free Cash Flow $ 60 $ 55 $ 54 $(5) $ 165 $ 192 $ 341 $ 308 $ 389 Less: Common Dividends Paid (32) (33) (33) (33) (131) (135) (140) (145) (149) Plus: Gross Cash Proceeds from Sales 0 0 0 299 299 0 0 0 0 Less: Special Dividends 0 0 0 0 0 0 0 0 0 Less: Shares Repurchased 0 0 0 0 0 0 0 0 0 Less: (Paydown) / Increase in Debt (1) (1) (1) (1) (6) (6) (6) (6) (6) Total Cash Flow $ 27 $ 21 $ 20 $ 260 $ 328 $ 51 $ 195 $ 158 $ 235 Balance Sheet Total Debt $ 888 $ 886 $ 885 $ 884 $ 884 $ 878 $ 873 $ 867 $ 862 Cash 727 748 768 1,028 1,028 1,079 1,274 1,432 1,666 Net Debt $ 161 $ 139 $ 117 $(145) $(145) $(201) $(402) $(565) $(805) Shares Outstanding Beginning Shares 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ending Shares 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 Common Dividends / Share? $ 0.35 $ 0.35 $ 0.35 $ 0.35 $ 1.40 $ 1.45 $ 1.50 $ 1.55 $ 1.60 Source: Leonard Management model dated 09-Oct-2015 Note: Assumes TexNew Mex pipeline sold to Mule in Q4 2015 for $175mm in proceeds per Leonard Management. 1 Assumes 37% marginal tax rate per Leonard Management. 2 Assumes $0.04/share increase per year per Leonard Management. Financial Projections 9

Summary Standalone Projections Burrow ($ in millions, except per unit data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 173 $ 166 $ 214 $ 169 $ 722 $ 774 $ 754 $ 756 $ 758 Less: Segment SG&A (11) (11) (11) (11) (46) (48) (48) (48) (48) Less: Corporate SG&A (8) (8) (8) (8) (31) (32) (32) (32) (32) Less: Operating Expenses (74) (80) (76) (73) (303) (294) (294) (294) (294) Less: Burrow Logistics Cost 0 0 (5) (10) (15) (41) (42) (43) (44) Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: Turnaround Expense 0 (30) (10) (15) (55) 0 0 0 0 EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Cash Flow Statement EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Less: Interest Expense (6) (6) (6) (6) (26) (26) (26) (26) (26) Plus: Interest Income 0 0 0 0 1 2 2 2 2 Less: Refining / Retail / Logistics Capex (13) (13) (13) (12) (51) (48) (48) (48) (48) Less: Corporate Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Distributions LP DPU $ 0.64 $ 0.17 $ 0.90 $ 0.34 $ 2.04 $ 3.01 $ 2.78 $ 2.79 $ 2.80 % Growth 47.3% (7.5)% 0.4% 0.4 % Memo Item: Adjusted LP DPU 1 $ 0.64 $ 0.49 $ 1.00 $ 0.50 $ 2.63 $ 3.01 $ 2.78 $ 2.79 $ 2.80 % Growth 14.1% (7.5)% 0.4% 0.4 % Excess Cash after Distributed Cash Flow $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 Less: Special Distributions 0 0 0 0 0 0 0 0 0 Less: Discretionary Capex (13) (13) (13) (13) (50) (50) (8) (8) (8) Plus: Cash Proceeds from Logistics Sales 0 0 185 185 370 0 0 0 0 Free Cash Flow $(13) $(13) $ 173 $ 173 $ 320 $(50) $(8) $(8) $(8) Balance Sheet Total Debt $ 369 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 Cash 100 100 273 445 445 395 387 379 371 Net Debt $ 269 $ 281 $ 109 $(64) $(64) $(14) $(6) $ 2 $ 10 Units Outstanding Beginning Units 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 Units Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ending Units 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 Source: Leonard Management model dated 09-Oct-2015 1 Distributions adjusted to exclude the impact of turnaround expenses. Financial Projections 10

Summary Standalone Projections Mule With Drop Downs ($ in millions, except per unit data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 82 $ 81 $ 88 $ 103 $ 355 $ 430 $ 469 $ 485 $ 502 Less: SG&A (6) (6) (6) (6) (24) (25) (25) (26) (26) Less: Operating Expenses (41) (41) (42) (41) (165) (165) (165) (165) (165) EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 279 $ 295 $ 311 Cash Flow Statement EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 279 $ 295 $ 311 Less: Interest Expense (6) (6) (7) (9) (28) (41) (41) (41) (41) Plus: Interest Income 0 0 0 0 0 0 0 1 1 Less: Capex (8) (8) (9) (10) (36) (26) (24) (25) (25) Distributable Cash Flow $ 21 $ 20 $ 25 $ 37 $ 102 $ 173 $ 215 $ 230 $ 246 Coverage Ratio 1.00 x 0.90 x 1.04 x 1.25 x 1.07 x 1.30 x 1.34 x 1.23 x 1.15 x Distributed Cash Flow $ 21 $ 22 $ 24 $ 29 $ 96 $ 133 $ 160 $ 187 $ 213 Excess Cash after Distributed Cash Flow $(0) $(2) $ 1 $ 7 $ 6 $ 40 $ 55 $ 42 $ 33 Acquisition Capex 0 0 (185) (484) (669) 0 0 0 0 Distributions LP DPU $ 0.42 $ 0.43 $ 0.45 $ 0.46 $ 1.75 $ 1.99 $ 2.23 $ 2.47 $ 2.71 % Growth 13.7% 12.1% 10.8% 9.7 % LP Distributions $ 20 $ 20 $ 22 $ 26 $ 88 $ 112 $ 125 $ 139 $ 153 GP Distributions $ 1 $ 1 $ 2 $ 3 $ 8 $ 21 $ 35 $ 48 $ 62 % Growth 173.1% 63.0% 38.6% 27.9 % Balance Sheet Total Debt $ 465 $ 465 $ 539 $ 743 $ 743 $ 743 $ 743 $ 743 $ 743 Cash 50 48 30 (0) 0 40 95 137 168 Net Debt $ 415 $ 417 $ 509 $ 743 $ 743 $ 703 $ 649 $ 606 $ 575 Units Outstanding Beginning Units 47.3 47.3 47.3 49.8 47.3 56.3 56.3 56.3 56.3 Units Issued 0.0 0.0 2.5 6.5 8.9 0.0 0.0 0.0 0.0 Ending Units 47.3 47.3 49.8 56.3 56.3 56.3 56.3 56.3 56.3 Source: Leonard Management model dated 09-Oct-2015 Note: See appendix for drop down assumptions. Mule logistics drop downs financed with 100% cash consideration comprised of 50% public equity, 30% public debt, 10% RCF and 10% balance sheet cash per Leonard Management; public equity issue price implied assuming constant 5.0% forward yield. Financial Projections 11

Illustrative Standalone Leonard Sum-of-the-Parts Analysis ($ in millions, except per unit/share data) Sum-of-the-Parts Value Detail YE 2016 YE 2017 YE 2018 YE 2019 Metric / EV Metric / EV Metric / EV Metric / EV Operating Assets Forward EBITDA 5.5 x $ 471 $ 2,592 $ 636 $ 3,500 $ 581 $ 3,196 $ 645 $ 3,547 Mule LP 5.0 % Forward Yield $ 40—$ 45—$ 49 ą 31.5 1,252 31.5 1,404 31.5 1,555 31.5 1,706 Mule GP Forward IDR 3.0% $ 21 715 $ 35 1,165 $ 48 1,615 $ 62 2,065 Burrow LP 13.0 % Forward Yield $ 23—$ 21—$ 21 ? 35.6 824 35.6 762 35.6 765 35.6 768 Implied EV $ 5,383 $ 6,830 $ 7,130 $ 8,086 Net Debt (145) (201) (402) (565) Equity Value $ 5,527 $ 7,030 $ 7,532 $ 8,650 Cumulative Dividends 131 266 406 551 Shares 93.7 93.7 93.7 93.7 Implied $ / Share $ 60.39 $ 77.88 $ 84.73 $ 98.22 Leonard Common Div. / Sh. $ 1.40 $ 1.45 $ 1.50 $ 1.55 % Change 3.6% 3.5% 3.3 % Leonard Special Div. / Sh. $ 0.00 $ 0.00 $ 0.00 $ 0.00 Mule LP DPU $ 1.75 $ 1.99 $ 2.23 $ 2.47 % Change 13.7% 12.1% 10.8 % Adj. Burrow LP DPU $ 2.63 $ 3.01 $ 2.78 $ 2.79 % Change 14.1% (7.5)% 0.4 % Source: Leonard Management model dated 09-Oct-2015 1 Assumes illustrative Mule LP forward yield of 5.0%. 2 Assumes illustrative Burrow LP forward yield of 13.0%. Financial Projections 12

Western Refining

III. Strategic Alternatives

Western Refining

# Summary Overview of Strategic Alternatives


Leonard Strategic Alternatives
A
Leonard Acquisition of Public Equity Interest in Burrow
B
Sale of Leonard Refineries to Burrow

**Key Base Case Assumptions**

**A – Leonard Acquisition of Public Equity Interest in Burrow**

- Illustrative 15% premium paid to Burrow ($28.81/unit)
- Cash consideration per Burrow unit: $17.48
- Leonard equity consideration per Burrow unit: $11.33
  - 15% of YE 2015E Leonard shares outstanding
- Use of $500 million of excess balance sheet cash
- Transaction debt issued at illustrative 7% coupon
- $10 million of annual synergies per Leonard Management
- Illustrative pro forma Burrow valuation based on:
  - Operating assets at 6.0x forward EBITDA multiple
  - MLP yields at market

**B – Sale of Leonard Refineries to Burrow**

- Illustrative 6.0x forward EV / EBITDA purchase price (debt free)
  - Implied Gallup price of $621 million
  - Implied El Paso price of $2,912 million
- Consideration consisting of 100% Burrow common LP units issued to Leonard (at market)
- Pro forma Leonard ownership of Burrow: 76%
- Illustrative pro forma Burrow valuation based on:
  - Operating assets at 6.0x forward EBITDA multiple
  - MLP yields at market

*Source: Leonard Management model dated 09-Oct-2015; market data as of 08-Oct-2015*
*Note: Base case assumptions per Leonard Management.*

Strategic Alternatives 14

# Summary of Key Strategic, Financing and Market Considerations

| | A Leonard Acquisition of Burrow Public Units | B Sale of Leonard Refineries |
|---|---|---|
| **Benefits** | ■ Greatly simplifies corporate structure<br>■ Proven legal entity (C-Corp) for holding refining assets<br>■ Easier for investors / rating agencies / trade creditors to understand<br>■ Diversifies Leonard's asset base and geographic footprint<br>■ May result in better access to capital markets and cheaper cost of funds<br>■ Mitigates tax leakage to Leonard shareholders<br>■ Increased depreciation from basis step-up provides significant tax benefits; analogous to MLP structure for extended time<br>■ Easier to manage working capital requirements | ■ Increases Leonard ownership interest in Burrow<br>■ Potential multiple arbitrage<br>■ Leonard becomes more of a "GP", yield-oriented vehicle<br>■ Maintains two refining currencies for growth<br>■ Diversifies Burrow assets base and geographic footprint<br>— Likely leads to yield compression<br>— Eliminates single asset risk |
| **Considerations** | ■ Results in only one refining acquisition currency<br>■ Market may view as conservative path / some multiple "optionality" premium may dissipate<br>■ Potential tax implications for Burrow unitholders | ■ Lack of completely flexible, simplified structure<br>■ Managing working capital requirements<br>■ Potential equity overhang from Leonard ownership<br>■ Long-term market appetite for MLP debt / equity<br>■ Potential Leonard holding company discount<br>■ Burrow legal structure may prohibit some current Leonard investors from buying Burrow units<br>■ Burrow trading uncertainty / few comparable peers<br>■ Unlikely other C-Corps will form variable distribution MLPs (due to refinery tax basis)<br>■ Sell side research valuation methodologies<br>■ Creates tax burden to Leonard shareholders |

*Source: Leonard Management*

Strategic Alternatives 15

# Illustrative Valuation Comparison Summary

## Impact to Leonard | Base Case Assumptions

**Selected Analysis** | A Leonard Acquisition of Burrow Public Units | B Sale of Leonard Refineries


Sum-of-the-Parts
Future Value
Multiple Range
High
Mid
Low
$ 67
$ 59
$ 51
$ 85
$ 76
$ 67
$ 92
$ 83
$ 74
$ 106
$ 96
$ 87
2016E
2017E
2018E
2019E
$ 74
$ 70
$ 66
$ 87
$ 82
$ 78
$ 95
$ 91
$ 87
$ 106
$ 101
$ 97
Present Value of Future Stock Price
$ 63
$ 55
$ 48
$ 70
$ 62
$ 55
$ 66
$ 60
$ 54
$ 67
$ 61
$ 55
$ 69
$ 65
$ 62
$ 71
$ 68
$ 64
$ 68
$ 65
$ 63
$ 67
$ 64
$ 61
Accretion / Dilution
Adjusted Cash Flow / Share[1]
(14)%
(5)%
(11)%
(20)%
Leverage
YE Debt / LTM EBITDA
2.0 x
1.9 x
1.6 x
1.7 x
1.5 x
1.5 x
1.2 x
1.3 x

*Source: Leonard Management model dated 09-Oct-2015*
*Note: Acquisition of Burrow public units assumes 15% premium and 15% of Leonard's YE 2015E shares outstanding; sale of Leonard refineries assumes 6.0x purchase multiple and 100% equity consideration per base case analysis.*
*[1] Adjusted free cash flow / share defined as free cash flow adjusted for turnaround expenses and turnaround capex. Defines taxable income as adjusted EBITDA less interest expense plus interest income plus any turnaround expense.*

Strategic Alternatives 16

A. Leonard Acquisition of Public Equity Interest in Burrow

Overview of Leonard Acquisition of Public Equity Interest in Burrow Transaction Overview Leonard acquires public’s equity interest in Burrow for a combination of cash and Leonard equity Assumed transaction effective January 1, 2016 Merger must be approved by holders of a majority of Burrow units (including units held by Leonard) Eliminates a public vehicle within Leonard family and consolidates refining assets within a single public entity Post transaction, Burrow logistics assets sold to Mule Status Quo and Proposed Transaction Structure Pro Forma Structure Leonard Leonard Public Public Public St. Paul & Gallup & Combined Retail Gallup & Logistics Burrow El Paso Mule Retail Mule El Paso St. Paul Retail Logistics Logistics Logistics Strategic Alternatives 18

# Wall Street Research Targets

## Burrow

## ($ in millions, except per unit data)

| Date | Broker | Rating | Price Target | Implied Premium to Current | EBITDA 2016E | EBITDA 2017E | DPU 2016E | DPU 2017E |
|---|---|---|---|---|---|---|---|---|
| 23-Sep-2015 | Credit Suisse | Buy | $ 34.00 | 36 % | $ 373 | $ 425 | $ 2.48 | $ 3.18 |
| 09-Jul-2015 | RBC | Buy | 30.00 | 20 | 452 | 471 | 3.73 | 4.20 |
| 05-May-2015 | Bank of America Merrill Lynch | Hold | 27.00 | 8 | 392 | N/A | 3.08 | N/A |
| 11-Sep-2015 | Goldman Sachs | Hold | 27.00 | 8 | 396 | 408 | 3.42 | 3.67 |
| 17-Aug-2015 | Macquarie | Hold | 26.00 | 4 | 418 | 424 | 2.87 | 2.93 |
| 06-Aug-2015 | Tudor Pickering Holt & Co | Hold | 26.00 | 4 | 401 | 396 | 3.11 | 3.05 |
| 06-Oct-2015 | J.P.Morgan | Sell | 22.00 | (12) | 421 | 412 | 2.86 | 2.87 |
| **Current Market Price** | | | **$ 25.05** | | | | | |
| **Median** | | | **27.50** | | **$ 401** | **$ 424** | **$ 3.08** | **$ 3.12** |
| **Mean** | | | **28.00** | | **400** | **431** | **3.18** | **3.44** |

*Source: Wall Street research as of 08-Oct-2015*
*Note: Median and mean estimates include anonymous brokers not displayed in table.*

Strategic Alternatives 19

# Wall Street Research Targets

## Leonard (Consolidated)

## ($ in millions, except per share data)

| Date | Broker | Rating | Price Target | Implied Premium to Current | EBITDA 2016E | EBITDA 2017E | EPS 2016E | EPS 2017E | Valuation Methodology |
|---|---|---|---|---|---|---|---|---|---|
| 09-Mar-2015 | Credit Suisse | Buy | $ 55.00 | 17 % | $ 532 | $ 595 | $ 2.89 | $ 3.31 | 2016 EV/EBITDA and DCF |
| 13-Oct-2014 | Wolfe Research | Buy | 52.00 | 11 | 812 | N/A | 3.67 | N/A | N/A |
| 15-Sep-2015 | J.P.Morgan | Hold | 51.00 | 9 | 1,145 | 1,182 | 4.00 | 4.00 | SOTP of 2017E EBITDA multiple |
| 09-Sep-2015 | Tudor Pickering Holt & Co | Buy | 49.00 | 5 | 758 | 735 | 3.16 | 3.09 | N/A |
| 21-Sep-2015 | RBC | Hold | 47.00 | 0 | 811 | 805 | 3.56 | 3.17 | SOTP |
| 11-Sep-2015 | Goldman Sachs | Hold | 46.00 | (2) | 1,278 | 923 | 3.85 | 3.52 | SOTP |
| **Current Market Price** | | | **$ 46.83** | | | | | | |
| **Median** | | | **52.00** | | **$ 818** | **$ 897** | **$ 3.56** | **$ 3.31** | |
| **Mean** | | | **52.82** | | **930** | **885** | **3.47** | **3.34** | |

*Source: Wall Street research as of 08-Oct-2015*
*Note: Median and mean estimates include anonymous brokers not displayed in table.*

Strategic Alternatives 20

Western Refining

# Historical Exchange Ratio

## Burrow / Leonard | Since Burrow IPO (July 26, 2012)



Favorable to Burrow
Favorable to Leonard
Exchange Ratio
1.10x
1.00x
0.90x
0.80x
0.70x
0.60x
0.50x
0.40x
Jul-2012
Mar-2013
Nov-2013
Jun-2014
Feb-2015
Oct-2015
3Y Average: 0.70x
2Y Average: 0.62x
1Y Average: 0.57x
1M Average: 0.55x
6M Average: 0.56x
3M Average: 0.56x
0.53 x
Burrow / Leonard

*Source: Bloomberg market data as of 08-Oct-2015*

Strategic Alternatives 21

Western Refining

# Illustrative Discounted Cash Flow Analysis

## Burrow (Excludes Sale of Logistics to Mule)

## ($ in millions)

| Unlevered Free Cash Flows | 2016E | 2017E | 2018E | 2019E | 2020E | Terminal Value |
|---|---|---|---|---|---|---|
| Gross Profit | $ 722 | $ 774 | $ 754 | $ 756 | $ 758 | |
| Less: Operating Expenses | (303) | (294) | (294) | (294) | (294) | |
| Less: G&A | (76) | (80) | (80) | (80) | (80) | |
| Less: Turnaround Expense[1] | (55) | 0 | 0 | 0 | 0 | |
| EBITDA | $ 288 | $ 400 | $ 380 | $ 382 | $ 384 | $ 417 |
| Less: Changes in Working Capital | 0 | 0 | 0 | 0 | 0 | |
| Less: Refining / Retail / Logistics Capex | (51) | (48) | (48) | (48) | (48) | |
| Less: Corporate Capex | (8) | (8) | (8) | (8) | (8) | |
| Less: Discretionary Capex | (50) | (50) | (8) | (8) | (8) | |
| Unlevered Free Cash Flow | $ 180 | $ 294 | $ 316 | $ 318 | $ 320 | |

### Sensitivity Analysis

**Implied Unit Price**

| Terminal Multiple | Illustrative WACC 9 % | 10 % | 11 % |
|---|---|---|---|
| 6.0 x | $ 26.99 | $ 25.92 | $ 24.91 |
| 7.0 | 29.90 | 28.71 | 27.58 |
| 8.0 | 32.82 | 31.50 | 30.24 |

**Implied % Upside to Market Price**

| Terminal Multiple | Illustrative WACC 9 % | 10 % | 11 % |
|---|---|---|---|
| 6.0 x | 8 % | 3 % | (1)% |
| 7.0 | 19 | 15 | 10 |
| 8.0 | 31 | 26 | 21 |

*Source: Leonard Management model dated 09-Oct-2015*

*Note: Analysis as of 01-Jan-2016. Assumes discounting based on mid-year convention. Unlevered Free Cash Flow Terminal Value based on LTM terminal multiple method and assumes average of 2013A-2015E EBITDA and range of multiples per Leonard Management. Analysis excludes impact of planned sale of Burrow logistics assets to Mule in 2016.*

*[1] Turnaround expense in perpetuity assumed to be total 5-year projected period turnaround expense divided by 5 years per Leonard Management.*

Strategic Alternatives 22

Analysis at Various Premiums Burrow ($ in millions) % Premium to Current 0% 5% 10% 15% 20% 25% 30 % Share Price $ 25.05 $ 26.30 $ 27.56 $ 28.81 $ 30.06 $ 31.31 $ 32.57 2015 Fully Diluted YE Units Out. (mm) 94.0 94.0 94.0 94.0 94.0 94.0 94.0 Equity Value $ 2,354 $ 2,472 $ 2,590 $ 2,707 $ 2,825 $ 2,943 $ 3,060 (+) 2015 YE Total Debt 356 356 356 356 356 356 356 (-) 2015 YE Cash and Equivalents (100) (100) (100) (100) (100) (100) (100) Enterprise Value $ 2,611 $ 2,728 $ 2,846 $ 2,964 $ 3,081 $ 3,199 $ 3,317 Metric Leonard MidCon¹ Coastal² Other³ MLP4 EV / EBITDA Median Median Median Median IBES Estimates 2012-2014A Avg. $ 451 5.8 x 6.0 x 6.3 x 6.6 x 6.8 x 7.1 x 7.3 x 8.1 x 6.0 x 8.0 x 6.2 x 5.1 x LTM 444 5.9 6.1 6.4 6.7 6.9 7.2 7.5 5.2 8.0 6.1 4.8 5.2 2016E 396 6.6 6.9 7.2 7.5 7.8 8.1 8.4 8.9 6.2 6.1 5.4 6.1 2017E 424 6.2 6.4 6.7 7.0 7.3 7.5 7.8 8.2 6.1 5.8 5.0 6.6 Management 2016E $ 273 9.6 x 10.0 x 10.4 x 10.9 x 11.3 x 11.7 x 12.2 x 7.2 x 6.2 x 6.1 x 5.4 x 6.1 x 2017E 359 7.3 7.6 7.9 8.3 8.6 8.9 9.2 6.8 6.1 5.8 5.0 6.6 Source: Company filings, Leonard Management model dated 09-Oct-2015, IBES, Wall Street research, Bloomberg as of 08-Oct-2015 Note: Peer enterprise value figures reflect market capitalization of non-controlling interest. Share count and net debt per most recently disclosed public financials. ¹ MidCon Refining Peers include ALJ, CVI, DK and HFC. 2 Coastal Refining Peers includes TSO and VLO. 3 Other Refining Peers include PBF, PSX and MPC. 4 Refining MLP Peers include ALDW and CVRR. Strategic Alternatives 23

Illustrative Sources and Uses and Ownership Leonard Acquisition of Public Equity Interest in Burrow | 15% Premium ($ in millions, except per unit/share data) Leonard Acquisition Leonard Sources $mm Capitalization Decon. Adj. Pro Forma Equity Issued to Burrow Public Unitholders $ 661 Cash & Cash Equivalents $ 700 $(400) $ 300 Assumption of Burrow Gross Debt 356 Acquisition Debt 547 Total Debt 889 903 1,792 Public Units Issued 0 Net Debt $ 189 $ 1,303 $ 1,492 Leonard Cash Used 500 1 Deconsolidated Metrics Total Sources $ 2,064 2016E EBITDA $ 710 $ 184 $ 893 Uses 2017E EBITDA 662 262 924 Purchased Equity $ 1,681 Debt / 2016E EBITDA 1.3 x 2.0 x Assumption of Burrow Gross Debt 356 Net Debt / 2016E EBITDA 0.3 1.7 Advisory Fees 10 Financing Fees 16 Consolidated Metrics Total Uses $ 2,064 2016E EBITDA $ 1,013 $(16) $ 996 2017E EBITDA 1,070 10 1,080 Key Assumptions Debt / 2016E EBITDA 0.9 x 1.8 x Assumes Transaction effective January 1, 2016 Net Debt / 2016E EBITDA 0.2 1.5 Consideration consisting of cash and Leonard shares Ownership Use of $500 million excess cash on Leonard balance sheet Leonard Ownership in Burrow 38% 100 % New Leonard shares (at market price of $46.83) up to 15% Public Ownership 62 0 Leonard shares outstanding ($661 million) Consideration Paid to Burrow – Leonard shareholder vote not required Current Market Price $ 25.05 Illustrative Premium 15.0 % New transaction debt to fill remaining financing need Illustrative Acquisition Price $ 28.81 Illustrative 7.0% coupon and 3% fees on new debt issued Leonard Equity Consideration $ 11.33 Burrow notes remain outstanding Cash Consideration 17.48 $10 million of synergies per Leonard Management Total Consideration $ 28.81 Source: Leonard Management model dated 09-Oct-2015 1 Leonard standalone EBITDA adjusted to include gross distributions from Burrow and Mule. Strategic Alternatives 24

Illustrative Accretion / Dilution Analysis Leonard ($ in millions, except per share amounts) Premium to Market 10.0% 15.0% 20.0 % Equity Purchase Price $ 1,608 $ 1,681 $ 1,754 Equity Purchase Price Per Share $ 27.56 $ 28.81 $ 30.06 Implied Burrow Market Capitalization $ 2,590 $ 2,707 $ 2,825 Pro Forma Burrow Ownership 8% 8% 8 % Issued 2016E Adjusted FCF Per Share1 (14)% (17)% (19)% Equity 2017E Adjusted FCF Per Share1 (4) (5) (7) % Credit Metrics 10 2016E YE Debt / 2016E EBITDA 2.2 x 2.3 x 2.4 x Pro Forma Burrow Ownership 12% 12% 12 % Issued 2016E Adjusted FCF Per Share1 (12)% (14)% (16)% Equity 2017E Adjusted FCF Per Share1 (4) (5) (7) % Credit Metrics 15 2016E YE Debt / 2016E EBITDA 1.9 x 2.0 x 2.1 x Pro Forma Burrow Ownership 14% 14% 14 % Issued 2016E Adjusted FCF Per Share1 (9)% (11)% (13)% Equity 2017E Adjusted FCF Per Share1 (4) (5) (7) % Credit Metrics 20 2016E YE Debt / 2016E EBITDA 1.6 x 1.7 x 1.8 x Source: Leonard Management model dated 09-Oct-2015 Note: Assumes transaction is effective as of 01-Jan-2016. EBITDA defined as adjusted EBITDA per Leonard Management. 1 Adjusted DCF defined as DCF adjusted to exclude the impact of turnaround expenses and capex. Defines taxable income as adjusted EBITDA less interest expense plus interest income plus any turnaround expense. Assumes pretax synergies of $10mm per Leonard Management. Strategic Alternatives 25

Illustrative Pro Forma Leonard Sum-of-the-Parts Analysis ($ in millions, except per unit/share data) Sum-of-the-Parts Value Detail YE 2016 YE 2017 YE 2018 YE 2019 Metric / EV Metric / EV Metric / EV Metric / EV Operating Assets Forward EBITDA 6.0 x $ 840 $ 5,040 $ 984 $ 5,905 $ 930 $ 5,580 $ 995 $ 5,970 Mule LP 5.0 % Forward Yield $ 40—$ 45—$ 49 ą 31.5 1,252 31.5 1,404 31.5 1,555 31.5 1,706 Mule GP Forward IDR 3.0% $ 21 715 $ 35 1,165 $ 48 1,615 $ 62 2,065 Implied EV $ 7,007 $ 8,474 $ 8,750 $ 9,741 Net Debt 800 612 269 (17) Equity Value $ 6,207 $ 7,862 $ 8,481 $ 9,758 Cumulative Dividends 148 304 465 631 Shares 107.8 107.8 107.8 107.8 Implied $ / Share $ 58.96 $ 75.75 $ 82.99 $ 96.38 Leonard Common Div. / Sh. $ 1.40 $ 1.45 $ 1.50 $ 1.55 % Change 3.6% 3.5% 3.3 % Leonard Special Div. / Sh. $ 0.00 $ 0.00 $ 0.00 $ 0.00 Mule LP DPU $ 1.75 $ 1.99 $ 2.23 $ 2.47 % Change 13.7% 12.1% 10.8 % Adj. Burrow LP DPU $ 2.63 $ 3.01 $ 2.78 $ 2.79 % Change 14.1% (7.5)% 0.4 % Source: Leonard Management model dated 09-Oct-2015 Note: Implied share prices calculated at year-end and are based on forward cash flows. 1 Assumes illustrative Mule LP forward yield of 5.0%. Strategic Alternatives 26

Illustrative Present Value Future Share Price Leonard | Includes Dividends | Operating Asset EBITDA Multiple Sensitivity Future Stock Price Value Present Value of Future Stock Price $ 120 $ 120 $ 105 $ 106 $ 105 Price $ 96 $ 92 $ 90 $ 85 $ 90 Share $ 87 $ 83 PVFSP Future $ 75 $ 76 $ 75 $ 70 $ 74 Leonard $ 63 $ 66 $ 67 $ 67 Leonard $ 67 $ 60 $ 59 $ 60 $ 62 $ 61 $ 60 $ 47 $ 47 $ 55 $ 55 $ 51 $ 55 $ 54 $ 45 $ 45 $ 48 Current 2016E 2017E 2018E 2019E Current 2016E 2017E 2018E 2019E Operating Assets Forward EBITDA Multiple: Low: 5.0 x Mid: 6.0 x High: 7.0 x 2019E Leonard Discounted Share Price Operating Assset EV / EBITDA Multiple $ 60.89 5.00 x 5.50 x 6.00 x 6.50 x 7.00 x Equity 15.0% $ 53 $ 56 $ 59 $ 62 $ 65 of 14.0 55 58 61 64 67 Cost 13.0 57 60 63 66 69 Source: Leonard Management model dated 09-Oct-2015 Note: Analysis as of 01-Jan-2016. Present value of future share price discounted at 14% cost of equity and utilizes mid-year discounting convention. Strategic Alternatives 27

B. Sale of Leonard Refineries to Burrow

# Overview of Sale of Leonard Refineries to Burrow

## Transaction Overview

- Leonard sells Gallup and El Paso refineries to Burrow for consideration consisting of 100% Burrow LP units issued to Leonard
  - Assumed transaction effective January 1, 2016
  - Increases Leonard ownership interest in Burrow to approximately 76%
- Post transaction, Burrow logistics assets sold to Mule
- Requires evaluation of implication of Leonard shareholder vote for sale of Leonard refineries

### Status Quo and Proposed Transaction Structure



Leonard
Units
Public
Public
Burrow
Gallup &
El Paso
Retail
Mule
Assets
St. Paul
Retail
Logistics
Logistics

### Pro Forma Structure



Leonard
Public
Public
Burrow
Retail
Mule
St. Paul &
Gallup &
El Paso
Retail
Logistics
Logistics

Strategic Alternatives 29

# Illustrative Discounted Cash Flow Analysis

## Gallup and El Paso

## ($ in millions)

| Unlevered Free Cash Flows | 2016E | 2017E | 2018E | 2019E | 2020E | Terminal Value |
|---|---|---|---|---|---|---|
| Gross Profit | $ 915 | $ 887 | $ 998 | $ 967 | $ 998 | $ 998 |
| Less: Operating Expenses | (296) | (280) | (296) | (282) | (290) | (290) |
| Less: Turnaround Expense[1] | 0 | (70) | 0 | (40) | 0 | (22) |
| Less: G&A | (30) | (30) | (30) | (30) | (30) | (30) |
| EBITDA | $ 589 | $ 508 | $ 672 | $ 615 | $ 678 | $ 656 |
| Less: DD&A | (77) | (77) | (77) | (77) | (77) | |
| Operating Income | $ 512 | $ 431 | $ 595 | $ 538 | $ 601 | |
| Less: Cash Taxes | (189) | (159) | (220) | (199) | (222) | |
| Plus: DD&A | 77 | 77 | 77 | 77 | 77 | |
| Less: Changes in Working Capital | 0 | 0 | 0 | 0 | 0 | |
| Less: Capital Expenditures | (60) | (90) | (60) | (80) | (60) | |
| Unlevered Free Cash Flow | $ 339 | $ 258 | $ 392 | $ 336 | $ 396 | |

### Sensitivities

**Equity Value**

| Terminal Multiple | Illustrative WACC 11 % | 12 % | 13 % |
|---|---|---|---|
| 4.0 x | $ 2,883 | $ 2,786 | $ 2,695 |
| 5.0 | 3,272 | 3,159 | 3,051 |
| 6.0 | 3,661 | 3,531 | 3,407 |

**Equity Value Per Leonard Share**

| Terminal Multiple | Illustrative WACC 11 % | 12 % | 13 % |
|---|---|---|---|
| 4.0 x | $ 30.77 | $ 29.74 | $ 28.76 |
| 5.0 | 34.93 | 33.72 | 32.56 |
| 6.0 | 39.08 | 37.69 | 36.36 |

*Source: Leonard Management model dated 09-Oct-2015*

*Note: Analysis as of 01-Jan-2016. Assumes discounting based on mid-year convention. Unlevered Free Cash Flow Terminal Value based on LTM terminal multiple method and Leonard Management estimate of terminal EBITDA figure and multiple range.*

*[1] Turnaround expense in perpetuity assumed to be total 5-year projected period turnaround expense divided by 5 years per Leonard Management.*

Strategic Alternatives 30

# Illustrative Sources and Uses and Ownership

## Sale of Leonard Refineries to Burrow | 100% Equity

## ($ in millions, except per unit/share data)

| Sources | $mm |
|---|---|
| Equity Issued to Leonard | $ 3,533 |
| Acquisition Debt | 10 |
| Public Units Issued | 0 |
| Burrow Cash Used | 0 |
| Total Sources | $ 3,543 |

| Uses | |
|---|---|
| Purchased Equity | $ 3,533 |
| Advisory Fees | 10 |
| Total Uses | $ 3,543 |

### Key Assumptions

- Assumes transaction effective January 1, 2016
- Combined sale of Gallup and El Paso to Burrow at illustrative 6.0x 2016E EBITDA
  - Assets contributed to Burrow on a debt free basis
  - Gallup EBITDA of $104mm
    - Implied equity purchase price of $621mm
  - El Paso EBITDA of $485mm
    - Implied equity purchase price of $2,912mm
- 100% equity consideration consisting of Burrow LP units issued to Leonard (at Burrow market price of $25.05)
- Leonard tax basis in assets as per Leonard Management
  - Gallup: $50 million
  - El Paso: $155 million

| Capitalization | Leonard Decon. | Acquisition Adj. | Leonard Pro Forma | Burrow | Acquisition Adj. | Burrow Pro Forma |
|---|---|---|---|---|---|---|
| Cash & Cash Equivalents | $ 700 | $ 0 | $ 700 | $ 100 | $ 0 | $ 100 |
| Total Debt | 889 | 0 | 889 | 356 | 10 | 366 |
| Net Debt | $ 189 | $ 0 | $ 189 | $ 256 | $ 10 | $ 266 |
| **Deconsolidated Metrics**[1] | | | | | | |
| 2016E EBITDA | $ 710 | $(126) | $ 583 | $ 273 | $ 579 | $ 852 |
| 2017E EBITDA | 662 | (88) | 574 | 359 | 508 | 867 |
| Debt / 2016E EBITDA | 1.3 x | | 1.5 x | 1.3 x | | 0.4 x |
| Net Debt / 2016E EBITDA | 0.3 | | 0.3 | 0.9 | | 0.3 |
| **Consolidated Metrics** | | | | | | |
| 2016E EBITDA | $ 1,013 | $(10) | $ 1,003 | $ 273 | $ 579 | $ 852 |
| 2017E EBITDA | 1,070 | 0 | 1,070 | 359 | 508 | 867 |
| Debt / 2016E EBITDA | 0.9 x | | 0.9 x | 1.3 x | | 0.4 x |
| Net Debt / 2016E EBITDA | 0.2 | | 0.2 | 0.9 | | 0.3 |
| **Ownership** | | | | | | |
| Leonard Ownership in Burrow | | | | 38 % | | 76 % |
| Public Ownership | | | | 62 | | 24 |

*Note: Burrow equity issue price implied assuming constant 13.0% forward yield.*
*[1] Leonard standalone EBITDA adjusted to include gross distributions from Burrow and Mule.*

Strategic Alternatives 31

# Illustrative Accretion / Dilution Analysis

## Burrow

## ($ in millions, except per share amounts)

| | Purchase Multiple / Transaction Value | 5.5 x / $ 3,238 | 6.0 x / $ 3,533 | 6.5 x / $ 3,827 |
|---|---|---|---|---|
| 100 % Equity | **Pro Forma Leonard Ownership** | 74 % | 76 % | 77 % |
| | 2016E Adjusted DCF Per Share[1] | 30 % | 24 % | 18 % |
| | 2017E Adjusted DCF Per Share[1] | 19 | 13 | 8 |
| | **Credit Metrics** | | | |
| | 2016E YE Debt / 2016E EBITDA | 0.4 x | 0.4 x | 0.4 x |
| 90 % Equity | **Pro Forma Leonard Ownership** | 73 % | 74 % | 75 % |
| | 2016E Adjusted DCF Per Share[1] | 35 % | 28 % | 22 % |
| | 2017E Adjusted DCF Per Share[1] | 23 | 17 | 11 |
| | **Credit Metrics** | | | |
| | 2016E YE Debt / 2016E EBITDA | 0.8 x | 0.9 x | 0.9 x |
| 80 % Equity | **Pro Forma Leonard Ownership** | 71 % | 72 % | 73 % |
| | 2016E Adjusted DCF Per Share[1] | 40 % | 33 % | 26 % |
| | 2017E Adjusted DCF Per Share[1] | 27 | 21 | 15 |
| | **Credit Metrics** | | | |
| | 2016E YE Debt / 2016E EBITDA | 1.2 x | 1.3 x | 1.3 x |

*Source: Leonard Management model dated 09-Oct-2015*
*Note: Assumes transaction is effective as of 01-Jan-2016.*
*[1] Adjusted DCF defined as DCF adjusted to exclude the impact of turnaround expenses and capex.*

Strategic Alternatives 32

Illustrative Accretion / Dilution Analysis Leonard ($ in millions, except per share amounts) Purchase Multiple 5.5 x 6.0 x 6.5 x Transaction Value $ 3,238 $ 3,533 $ 3,827 Pro Forma Leonard Ownership 74% 76% 77 % Equity 2016E Adjusted FCF Per Share1 (14)% (11)% (8)% 2017E Adjusted FCF Per Share1 (22) (20) (17) % 100 Credit Metrics 2016E YE Debt / 2016E EBITDA 1.5 x 1.5 x 1.5 x Pro Forma Leonard Ownership 73% 74% 75% 2016E Adjusted FCF Per Share1 (21)% (18)% (16)% Equity 2017E Adjusted FCF Per Share1 (29) (27) (25) % 90 Credit Metrics 2016E YE Debt / 2016E EBITDA 1.6 x 1.6 x 1.6 x Pro Forma Leonard Ownership 71% 72% 73% 2016E Adjusted FCF Per Share1 (28)% (26)% (24)% Equity 2017E Adjusted FCF Per Share1 (37) (35) (33) % 80 Credit Metrics 2016E YE Debt / 2016E EBITDA 1.7 x 1.7 x 1.7 x Source: Leonard Management model dated 09-Oct-2015 1 Adjusted FCF defined as FCF adjusted for turnaround expenses and capex. Defines taxable income as adjusted EBITDA less interest expense plus interest income plus any turnaround expense. Strategic Alternatives 33

Illustrative Pro Forma Leonard Sum-of-the-Parts Analysis ($ in millions, except per unit/share data) Sum-of-the-Parts Value Detail YE 2016 YE 2017 YE 2018 YE 2019 Metric / EV Metric / EV Metric / EV Metric / EV Operating Assets Forward EBITDA 6.0 x $(37) $(219) $(35) $(213) $(34) $(205) $(33) $(198) Mule LP 5.0 % Forward Yield $ 40—$ 45—$ 49 ą 31.5 1,252 31.5 1,404 31.5 1,555 31.5 1,706 Mule GP Forward IDR 3.0% $ 21 715 $ 35 1,165 $ 48 1,615 $ 62 2,065 Burrow LP 13.0 % Forward Yield $ 26—$ 29—$ 28 ? 176.7 4,630 176.7 5,054 176.7 4,964 176.7 5,102 Implied EV $ 6,378 $ 7,409 $ 7,929 $ 8,674 Net Debt (28) (34) (149) (253) Equity Value $ 6,406 $ 7,444 $ 8,078 $ 8,928 Cumulative Dividends 131 266 406 551 Shares 93.7 93.7 93.7 93.7 Implied $ / Share $ 69.78 $ 82.30 $ 90.56 $ 101.17 Leonard Common Div. / Sh. $ 1.40 $ 1.45 $ 1.50 $ 1.55 % Change 3.6% 3.5% 3.3 % Leonard Special Div. / Sh. $ 0.00 $ 0.00 $ 0.00 $ 0.00 Mule LP DPU $ 1.75 $ 1.99 $ 2.23 $ 2.47 % Change 13.7% 12.1% 10.8 % Adj. Burrow LP DPU $ 3.26 $ 3.41 $ 3.72 $ 3.65 % Change 4.4% 9.1% (1.8)% Source: Leonard Management model dated 09-Oct-2015 Note: Implied share prices calculated at year-end and are based on forward cash flows. 1 Assumes illustrative Mule LP forward yield of 5.0%. 2 Assumes illustrative Burrow LP forward yield of 13.0%. Strategic Alternatives 34

Illustrative Present Value Future Share Price Leonard | Includes Dividends | Burrow Forward Yield Sensitivity Future Stock Price Value Present Value of Future Stock Price $ 120 $ 120 $ 105 $ 106 $ 105 $ 101 Price $ 95 $ 97 $ 90 $ 87 $ 91 Share $ 90 PVFSP $ 82 $ 87 Future $ 75 $ 71 $ 74 $ 78 $ 75 $ 69 Leonard $ 68 $ 70 $ 66 $ 68 $ 67 Leonard $ 65 $ 65 $ 64 $ 60 $ 60 $ 62 $ 64 $ 61 $ 63 $ 47 $ 47 $ 45 $ 45 Current 2016E 2017E 2018E 2019E Current 2016E 2017E 2018E 2019E Burrow Forward Yield: Low: 14.0 % Mid: 13.0 % High: 12.0% 2019E Leonard Discounted Share Price Forward Burrow LP Yield $ 63.92 14.0% 13.5% 13.0% 12.5% 12.0 % Equity 15.0% $ 60 $ 61 $ 62 $ 63 $ 65 of 14.0 61 63 64 65 67 Cost 13.0 63 65 66 67 69 Source: Leonard Management model dated 09-Oct-2015 Note: Analysis as of 01-Jan-2016. Present value of future share price discounted at 14% cost of equity and utilizes mid-year discounting convention. Strategic Alternatives 35

Appendix A: Additional Materials

# Disclaimer

These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the "Board") and senior management of Leonard (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs' presentation relating to these materials (the "Confidential Information") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs' investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company.

The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice.

Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs' role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast.

The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, are subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the hand, and Goldman Sachs, on the other hand.

Additional Materials 37

# Illustrative Weighted Average Cost of Capital

## Burrow

## ($ in millions)

| Comparable Company | Adjusted EV | Total Debt | Cash | Net Debt | Market Cap | Debt / Cap | Tax Rate | Historical Equity Beta | Historical Asset Beta |
|---|---|---|---|---|---|---|---|---|---|
| Burrow | $ 2,583 | $ 356 | $ 128 | $ 229 | $ 2,354 | 8.8 | 0.0 % | 1.16 | 1.06 |
| Alon USA Partners, LP | 1,725 | 281 | 150 | 132 | 1,593 | 7.6 | 0.0 | 1.22 | 1.13 |
| CVR Refining, LP | 3,134 | 581 | 433 | 148 | 2,986 | 4.7 | 0.0 | 0.91 | 0.87 |
| **Median** | | | | | | | | **1.16** | **1.06** |

**Burrow WACC Assumptions**

| | |
|---|---|
| Risk-Free Rate[1] | 2.52 % |
| Equity Risk Premium[2] | 7.00 |
| Levered Equity Beta[3] | 1.16 |
| **Cost of Equity** | **10.66 %** |
| **Target Capital Structure** | |
| Equity Value | 85.0 % |
| Net Debt | 15.0 |
| Pretax Cost of Debt | 7.00 |
| Marginal Tax Rate | 0.0 |
| **Implied WACC** | **10.11 %** |

**Sensitivities**

**Cost of Equity**

| Levered Beta | Risk Free Rate: 1.5 % | 2.0 % | 2.5 % | 3.0 % | 3.5 % |
|---|---|---|---|---|---|
| **0.95** | 8.1 % | 8.6 % | 9.2 % | 9.6 % | 10.1 % |
| **1.05** | 8.8 | 9.3 | 9.9 | 10.3 | 10.8 |
| **1.16** | 9.6 | 10.1 | 10.7 | 11.1 | 11.6 |
| **1.25** | 10.2 | 10.7 | 11.3 | 11.7 | 12.2 |
| **1.35** | 10.9 | 11.4 | 12.0 | 12.4 | 12.9 |

**WACC**

| Levered Beta | Debt / Capitalization: 10.0 % | 12.5 % | 15.0 % | 17.5 % | 20.0 % |
|---|---|---|---|---|---|
| **0.95** | 9.0 % | 8.9 % | 8.8 % | 8.8 % | 8.7 % |
| **1.05** | 9.6 | 9.5 | 9.4 | 9.4 | 9.3 |
| **1.16** | 10.3 | 10.2 | 10.1 | 10.0 | 9.9 |
| **1.25** | 10.8 | 10.7 | 10.6 | 10.5 | 10.4 |
| **1.35** | 11.5 | 11.3 | 11.2 | 11.1 | 11.0 |

*Source: Company filings, Leonard Management model dated 09-Oct-2015, Ibbotson, Axioma and Bloomberg market data as of 08-Oct-2015*
*Note: Historical betas per Axioma. Market Cap based on diluted shares outstanding. Target Capital Structure as per Leonard Management.*
*[1] Represents US Government Treasury due February 2036.*
*[2] Equity risk premium per Ibbotson.*
*[3] Actual 2-year historical levered beta as per Axioma.*

Additional Materials 38

Illustrative Weighted Average Cost of Capital Leonard ($ in millions) Adjusted Total Net Historical Historical Comparable Company EV Debt Cash Debt Market Cap Debt / Cap Tax Rate Equity Beta Asset Beta Leonard $ 7,313 $ 1,548 $ 544 $ 1,004 $ 4,495 18.3 35.0% 1.64 1.43 Alon USA Energy, Inc. 1,978 539 264 275 1,409 16.3 35.0 1.57 1.39 CVR Energy, Inc. 4,910 673 938 (265) 3,805 0.0 35.0 1.47 1.47 Delek US Holdings, Inc. 2,686 972 378 594 1,769 25.1 35.0 1.45 1.19 HollyFrontier Corporation 11,152 933 626 307 9,662 3.1 35.0 1.17 1.15 PBF Energy Inc. 3,993 1,354 624 730 2,920 20.0 35.0 1.29 1.11 Tesoro Corporation 19,047 3,808 978 2,830 12,998 17.9 35.0 1.19 1.04 Median 1.45 1.19 Burrow WACC Assumptions Sensitivities Risk-Free Rate¹ 2.52 % Equity Risk Premium² 7.00 Cost of Equity WACC Levered Equity Beta³ 1.64 Risk Free Rate Debt / Capitalization Cost of Equity 14.02% 15.0% 17.5% 20.0% 22.5% 25.0% ##### 1.5% 2.0% 2.5% 3.0% 3.5% ##### Target Capital Structure 1.45 11.6% 12.1% 12.7% 13.1% 13.6% 1.45 11.5% 11.2% 11.0% 10.8% 10.6 % Equity Value 80.0 % Net Debt 20.0 Beta 1.55 12.3 12.8 13.4 13.8 14.3 Beta 1.55 12.0 11.8 11.6 11.4 11.2 Pretax Cost of Debt 7.00 1.64 13.0 13.5 14.0 14.5 15.0 1.64 12.6 12.4 12.1 11.9 11.6 Marginal Tax Rate 35.0 Implied WACC 12.12 % Levered 1.75 13.7 14.2 14.8 15.2 15.7 Levered 1.75 13.2 13.0 12.7 12.5 12.2 1.85 14.4 14.9 15.5 15.9 16.4 1.85 13.8 13.6 13.3 13.0 12.7 Source: Company filings, Leonard Management model dated 09-Oct-2015, Ibbotson, Axioma and Bloomberg market data as of 08-Oct-2015 Note: Historical betas per Axioma. Market Cap based on diluted shares outstanding. Target Capital Structure as per Leonard Management. 1 Represents US Government Treasury due February 2036. 2 Equity risk premium per Ibbotson. 3 Actual 2-year historical levered beta as per Axioma. Additional Materials 39

Comparison of Selected Companies North American Independent Refiners and Marketers ($ in millions, except per share / unit data) Closing % of 52 Equity EV / Calendarized Price Week Market Enterprise EBITDA P/E Multiples (2) Dividend Company 8-Oct-2015 High Cap (1) Value (1) 2015 2016 2017 2015 2016 2017 Yield C-Corps Leonard $ 46.83 91% $ 4,495 $ 7,313 5.8 x 8.9 x 8.2 x 9.3 x 13.2 x 13.7 x 2.9 % Alon USA $ 19.11 82% $ 1,409 $ 1,978 5.1 x 5.5 x 5.4 x 14.2 x 20.4 x 14.6 x 1.3 % CVR 43.82 88 3,805 4,910 6.8 6.3 8.1 20.6 18.0 23.8 6.8 Delek 27.45 67 1,769 2,686 6.6 6.1 6.0 9.9 9.2 9.0 2.2 HollyFrontier 51.24 94 9,662 11,152 5.6 6.8 6.3 10.1 12.1 10.4 2.6 Marathon Petroleum (3) 51.08 85 27,444 33,235 4.9 5.4 5.0 8.6 10.1 9.6 2.5 PBF Energy (4) 33.81 92 2,920 3,993 4.4 3.8 3.6 10.0 7.7 6.8 3.5 Phillips 66 84.58 100 45,766 51,040 7.1 7.2 6.4 12.4 11.9 10.2 2.6 Tesoro 104.41 94 12,998 19,047 5.1 7.2 6.6 8.0 12.7 13.4 1.9 Valero 65.71 92 32,872 35,333 4.2 4.9 4.9 7.7 9.5 8.9 2.4 Peer Mean 88% $ 15,405 $ 18,153 5.5 x 5.9 x 5.8 x 11.3 x 12.4 x 11.9 x 2.9 % Peer Median 92 9,662 11,152 5.1 6.1 6.0 10.0 11.9 10.2 2.5 MLPs Burrow $ 25.05 90% $ 2,354 $ 2,583 5.7 x 6.5 x 6.1 x 6.4 x 7.4 x 7.0 x 19.0 % Alon USA Partners $ 25.49 97% $ 1,593 $ 1,725 6.1 x 6.6 x 6.7 x 8.6 x 9.7 x 9.9 x 16.3 % CVR Refining 20.18 80 2,986 3,134 4.8 5.7 6.6 6.2 7.9 9.4 19.4 Peer Mean 89% $ 2,290 $ 2,429 5.4 x 6.1 x 6.6 x 7.4 x 8.8 x 9.7 x 17.9 % Peer Median 89 2,290 2,429 5.4 6.1 6.6 7.4 8.8 9.7 17.9 Source: Company public filings, IBES median estimates. Bloomberg market data as of 08-Oct-2015 1 Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding. 2 LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December. 3 Not pro forma for June 2015 announced merger between MPLX and MWE; MWE to become wholly-owned subsidiary of MPLX upon closing (expected 4Q ‘15) 4 Not pro forma for June 2015 announced acquisition of Chalmette Refining for $332mm plus WC nor September 2015 announced acquisition of Torrance refinery for $537.5mm plus WC. Additional Materials 40

Western Refining

# Comparison of Selected Companies

## Refinery Logistics MLPs

## ($ in millions, except per unit data)

| Company | Closing Price 8-Oct-2015 | % of 52 Week High | Equity Market Cap (1) | Enterprise Value (1) | Market Implied Value of GP | Adjusted Enterprise Value (1) | Adjusted Enterprise Value Multiples (2) EBITDA 2015 | 2016 | 2017 | LP Yield NTM | 2015 | 2016 | 2017 | LP Dist. CAGR 15E-17E | GP Distribution Marg. Split | % Total |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Refinery Logistics** | | | | | | | | | | | | | | | | |
| Mule | $ 24.01 | 70 % | $ 1,124 | $ 1,346 | $ 72 | $ 1,418 | 12.0 x | 8.1 x | 6.1 x | 7.1 % | 6.2 % | 7.3 % | 8.4 % | 16.0 % | 25.0 % | 6.0 % |
| Delek Logistics | $ 34.18 | 71 % | $ 829 | $ 1,146 | $ 151 | $ 1,297 | 12.6 x | 10.3 x | 9.3 x | 7.4 % | 6.6 % | 7.5 % | 8.7 % | 15.0 % | 50.0 % | 15.4 % |
| Holly Energy (3) | 32.60 | 89 | 1,912 | 2,990 | 791 | 3,781 | 16.2 | 14.1 | 12.4 | 7.2 | 6.7 | 7.2 | 7.8 | 7.8 | 50.0 | 29.3 |
| MPLX (4) | 41.65 | 49 | 3,346 | 3,975 | 1,157 | 5,132 | 14.9 | 8.6 | 6.8 | 5.3 | 4.4 | 5.5 | 6.8 | 24.9 | 50.0 | 25.7 |
| PBF Logistics | 20.30 | 78 | 697 | 1,299 | 36 | 1,335 | 13.4 | 11.6 | 9.3 | 8.4 | 7.4 | 8.6 | 9.9 | 15.7 | 25.0 | 4.9 |
| Phillips 66 Partners | 57.93 | 71 | 4,743 | 5,739 | 247 | 5,986 | 22.6 | 12.0 | 7.9 | 3.5 | 2.8 | 3.6 | 4.6 | 26.7 | 50.0 | 4.9 |
| Tesoro Logistics | 53.73 | 79 | 4,733 | 7,739 | 2,098 | 9,837 | 14.6 | 11.7 | 9.9 | 6.2 | 5.5 | 6.4 | 7.3 | 15.1 | 50.0 | 30.7 |
| Valero Energy | 50.76 | 92 | 3,100 | 3,410 | 656 | 4,066 | 24.6 | 14.2 | 9.9 | 2.9 | 2.4 | 3.0 | 3.8 | 26.5 | 50.0 | 17.5 |
| | Peer Mean | 76 % | $ 2,766 | $ 3,757 | $ 734 | $ 4,491 | 17.0 x | 11.8 x | 9.4 x | 5.8 % | 5.1 % | 6.0 % | 7.0 % | 18.8 % | 46.4 % | 18.3 % |
| | Peer Median | 78 | 3,100 | 3,410 | 656 | 4,066 | 14.9 | 11.7 | 9.3 | 6.2 | 5.5 | 6.4 | 7.3 | 15.7 | 50.0 | 17.5 |

*Source: Company public filings, IBES median estimates. Bloomberg market data as of 08-Oct-2015*

*[1] Equity Market Cap based on diluted shares outstanding. Adjusted Enterprise Value includes illustrative GP Value based on NTM GP cash flow capitalized at current NTM yield.*

*[2] Projected EBITDA and distributions are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December.*

*[3] Not pro forma for the acquisition of 50% interest in Frontier Pipeline (announced on 03-Sep-2015); pro forma for the acquisition of El Dorado processing units.*

*[4] Not pro forma for the acquisition of MarkWest announced 13-Jul-2015.*

Additional Materials 41

Western Refining

# Comparison of Selected Companies

## General Partner CSC

## ($ in millions, except per share / unit data)

| Company | Closing Price 08-Oct-2015 | % of 52 Week High | Equity Market Cap | HoldCo[1] Enterprise Value | Estimated IDR EV[2] | HoldCo Aggregate Statistics: Yield NTM | Yield 2015E | Yield 2016E | Yield 2017E | Dist. CAGR 15E-17E | Total Return | HoldCo EV / EBITDA[3] 2015E | 2016E | 2017E | Adjusted / IDR Statistics: Estimated IDR EV[2] / IDRs 2015E | 2016E | 2017E | IDR CAGR 15E - 17E | Net Debt/ 15E EBITDA[3] Cons. | HoldCo |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **1099 GP HoldCo Securities** | | | | | | | | | | | | | | | | | | | | |
| Williams Companies (4) | $ 43.80 | 71 % | $ 32,839 | $ 38,394 | $ 26,191 | 6.2 % | 5.6 % | 6.4 % | 7.2 % | 13.2 % | 19.4 % | 18.6 x | 16.8 x | 15.0 x | 28.9 x | 24.9 x | 21.5 x | 16.0 % | 5.6 x | 2.7 x |
| Spectra Energy | 30.38 | 76 | 20,396 | 25,261 | 5,331 | 5.3 | 4.9 | 5.3 | 5.8 | 9.0 | 14.3 | 14.6 | 12.1 | 11.0 | 21.5 | 16.7 | 13.4 | 26.6 | 5.0 | 2.8 |
| Plains GP Holdings | 19.12 | 64 | 11,588 | 12,138 | 12,138 | 5.0 | 4.8 | 5.1 | 5.8 | 10.4 | 15.5 | 19.4 | 18.4 | 16.5 | 19.4 | 18.4 | 16.5 | 8.5 | 5.3 | 0.9 |
| Columbia Pipeline Group | 20.25 | 69 | 6,432 | 9,778 | 3,949 | 2.6 | 1.6 | 2.9 | 3.3 | 43.8 | 46.5 | 20.9 | 14.2 | 11.7 | NM | NM | NM | 186.6 | 5.3 | 5.9 |
| ONEOK (5) | 39.10 | 62 | 8,178 | 10,254 | 6,053 | 6.4 | 6.2 | 6.4 | 6.9 | 5.5 | 11.9 | 13.0 | 12.4 | 11.6 | 14.9 | 13.7 | 12.4 | 9.6 | 5.9 | 2.6 |
| EnLink Midstream | 23.21 | 58 | 3,812 | 3,748 | 2,085 | 5.0 | 4.4 | 5.1 | 6.0 | 17.5 | 22.5 | 17.8 | 18.2 | 14.9 | 40.8 | 22.5 | 15.8 | 60.9 | 4.1 | (0.3) |
| Tallgrass Energy GP | 25.76 | 74 | 4,211 | 4,357 | 3,466 | 2.9 | 1.6 | 3.1 | 4.4 | 64.9 | 67.8 | 49.1 | 32.9 | 23.2 | 81.6 | 44.8 | 28.4 | 69.6 | 5.1 | 1.7 |
| Targa Resources | 65.43 | 49 | 3,666 | 4,263 | 3,737 | 6.1 | 5.5 | 6.3 | 7.2 | 14.6 | 20.7 | 14.0 | 12.0 | 10.9 | 14.9 | 12.4 | 11.1 | 15.7 | 3.7 | 2.0 |
| SemGroup Corporation | 54.13 | 62 | 2,416 | 2,556 | 1,213 | 4.1 | 3.3 | 4.3 | 5.4 | 28.6 | 32.7 | 15.0 | 11.9 | 9.7 | 39.6 | 21.5 | 13.4 | 72.0 | 2.5 | 0.8 |
| | | | | Mean | | 4.9 % | 4.2 % | 5.0 % | 5.8 % | 23.1 % | 27.9 % | 20.3 x | 16.5 x | 13.8 x | 32.7 x | 21.9 x | 16.6 x | 51.7 % | 4.7 x | 2.1 x |
| | | | | Median | | 5.0 | 4.8 | 5.1 | 5.8 | 14.6 | 20.7 | 17.8 | 14.2 | 11.7 | 25.2 | 19.9 | 14.6 | 26.6 | 5.1 | 2.0 |
| **K-1 GP HoldCo Securities** | | | | | | | | | | | | | | | | | | | | |
| Energy Transfer Equity (4) | $ 24.65 | 70 % | $ 25,807 | $ 31,503 | $ 30,656 | 5.5 % | 4.5 % | 5.8 % | 7.1 % | 26.0 % | 31.5 % | 22.3 x | 15.8 x | 13.2 x | 21.5 x | 15.6 x | 13.1 x | 28.2 % | 5.7 x | 4.0 x |
| Western Gas Equity | 45.07 | 68 | 9,866 | 9,865 | 7,246 | 4.0 | 3.3 | 4.2 | 5.1 | 23.9 | 27.9 | 29.7 | 24.5 | 20.6 | 39.8 | 31.2 | 25.1 | 25.9 | 3.4 | (0.0) |
| EQT GP Holdings | 27.93 | 79 | 7,434 | 7,434 | 5,785 | 2.0 | 1.4 | 2.1 | 3.1 | 48.5 | 50.5 | 70.8 | 46.7 | 32.6 | 120.9 | 64.0 | 39.8 | 74.4 | 2.1 | (0.0) |
| NuStar GP Holdings | 30.54 | 71 | 1,311 | 1,336 | 810 | 7.4 | 7.1 | 7.5 | 8.2 | 7.3 | 14.7 | 13.9 | 13.2 | 12.3 | 15.8 | 14.6 | 13.3 | 9.0 | 0.3 | 0.3 |
| | | | | Mean | | 4.8 % | 4.1 % | 4.9 % | 5.9 % | 26.4 % | 31.2 % | 34.2 x | 25.1 x | 19.7 x | 49.5 x | 31.4 x | 22.8 x | 34.4 % | 2.9 x | 1.1 x |
| | | | | Median | | 4.8 | 3.9 | 5.0 | 6.1 | 24.9 | 29.7 | 26.0 | 20.2 | 16.9 | 30.7 | 23.4 | 19.2 | 27.0 | 2.8 | 0.1 |
| | | | | 1099 and K-1 Mean | | 4.8 % | 4.2 % | 5.0 % | 5.8 % | 24.1 % | 28.9 % | 24.5 x | 19.2 x | 15.6 x | 38.3 x | 25.0 x | 18.6 x | 46.4 % | 4.2 x | 1.8 x |
| | | | | 1099 and K-1 Median | | 5.0 | 4.5 | 5.1 | 5.8 | 17.5 | 22.5 | 18.6 | 15.8 | 13.2 | 25.2 | 19.9 | 14.6 | 26.6 | 5.0 | 1.7 |

*Source: IBES median estimates; Wall Street research estimates; Company filings and Bloomberg market data as of 08-Oct-2015*

*[1] HoldCo Enterprise Value = Equity Market Capitalization + Deconsolidated Net Debt. Deconsolidated Net Debt = Consolidated Net Debt – Subsidiary MLP Net Debt (e.g. Net Debt existing at the HoldCo entity).*

*[2] Estimated IDR Enterprise Value = HoldCo Enterprise Value – Market Value of HoldCo-owned LP Units – Estimated Enterprise Value of Operating Assets.*

*[3] EBITDA = Owned LP Cash Flow + IDR Cash Flow + EBITDA from Operating Assets at HoldCo entity.*

*[4] Not pro forma for the acquisition of Williams Companies by Energy Transfer Equity announced on 28-Sep-2015.*

*[5] Pro forma for the purchase of 21.5mm OKS units funded in part by a $500mm senior note issuance on 12-Aug-2015.*

Additional Materials 42

Western Refining

# Precedent M&A Premia Analysis

## Energy Sector Related Party Acquisitions | 2009 - Present

| Announcement | Target | Acquirer | % Cash | Equity Value | 1-Day Prior | 30-Day Prior | 90-Day Prior |
|---|---|---|---|---|---|---|---|
| **Related Parties with Tax Benefits [1]** | | | | | | | |
| 5/13/2015 | Williams Partners L.P. | The Williams Companies, Inc. | - | $ 13,109 | 17.9 % | 12.5 % | 20.3 % |
| 8/10/2014 | Kinder Morgan Energy Partners, L.P. | Kinder Morgan, Inc. | 12.0 | 26,036 | 12.0 | 10.7 | 21.2 |
| 8/10/2014 | El Paso Pipeline Partners, L.P. | Kinder Morgan, Inc. | 12.0 | 4,951 | 15.5 | 8.6 | 17.6 |
| Median | | | | $ 13,109 | 15.5 % | 10.7 % | 20.3 % |
| Mean | | | | 14,699 | 15.1 | 10.6 | 19.7 |
| **Related Parties without Distinct Tax Benefits [1]** | | | | | | | |
| 5/6/2015 | Crestwood Midstream Partners L.P. | Crestwood Equity Partners LP | - | 3,399 | 17.3 | 25.5 | 23.0 |
| 4/6/2015 | QEP Midstream Partners L.P. | Tesoro Logistics LP | - | 412 | 8.6 | 7.4 | 8.6 |
| 1/26/2015 | Regency Energy Partners L.P. | Energy Transfer Partners, L.P. | 1.2 % | 10,013 | 13.2 | 12.8 | (14.1) |
| 10/1/2014 | Oiltanking Partners, L.P. | Enterprise Products Partners L.P. | - | 1,385 | (1.1) | (0.1) | 2.7 |
| 8/10/2014 | Kinder Morgan Management, LLC | Kinder Morgan, Inc. | - | 10,251 | 16.5 | 15.8 | 26.5 |
| 7/10/2014 | TransMontaigne Partners L.P. | NGL Energy Partners LP | - | 565 | (1.7) | (3.2) | (1.1) |
| 6/15/2014 | Williams Partners L.P. | Access Midstream Partners, L.P. | - | 24,497 | 6.5 | 17.5 | 22.6 |
| 8/27/2013 | PAA Natural Gas Storage, L.P. | Plains All American Pipeline, L.P. | - | 760 | 9.5 | 4.3 | 12.0 |
| 2/23/2011 | Duncan Energy Partners L.P. | Enterprise Products Partners L.P. | - | 1,050 | 34.6 | 34.0 | 39.4 |
| 1/19/2010 | Williams Partners L.P. | Williams Pipeline Partners L.P. | 29.8 | 6,242 | 31.7 | 37.3 | 51.6 |
| 6/29/2009 | Enterprise Products Partners L.P. | TEPPCO Partners L.P. | | 3,300 | 9.3 | 5.1 | 38.5 |
| Median | | | | $ 3,300 | 9.5 % | 12.8 % | 22.6 % |
| Mean | | | | 5,625 | 13.1 | 14.2 | 19.0 |

*Source: Deal Point Data*

*[1] Tax benefits assume step-up for tax basis purposes.*

Additional Materials 43

Western Refining

# Summary of North American Refinery Transactions

## Since 2009

| Announced | Buyer | Seller | Refinery Location | Price ($mm)[1] | Crude Processing Capacity (Bbl/d) | Nelson Complexity | Complexity Capacity (Bbl/d) | $ / Bbl Capacity[1] | $ / Bbl Complexity[1] |
|---|---|---|---|---|---|---|---|---|---|
| 30-Sep-2015 | PBF Energy | ExxonMobil | Torrance, California | $ 538 | 155,000 | 14.9 | 2,309,500 | $ 3,468 | 233 |
| 05-Sep-2014 | SilverRange | North Atlantic Refining (KNOC) | Newfoundland, Canada | 86 | 115,000 | 7.0 | 805,000 | 744 | 106 |
| 12-Nov-2013 | Western Refining[1] | TPG/ACON (38.7% of NTI) | St. Paul Park, Minnesota | 585 | 89,500 | 11.5 | 1,029,250 | 6,535 | 568 |
| 17-Jun-2013 | Par Petroleum | Tesoro | Kapolei, HI | 75 | 94,000 | 5.7 | 535,800 | 798 | 140 |
| 17-Dec-2012 | Calumet | NuStar Energy | San Antonio, TX | 100 | 14,500 | 2.7 | 39,150 | 6,897 | 2,554 |
| 08-Oct-2012 | Marathon Petroleum[2] | BP | Texas City, Texas | 148 | 475,000 | 15.3 | 7,267,500 | 312 | 20 |
| 14-Aug-2012 | Calumet | Connacher | Great Falls, Montana | 120 | 9,800 | 9.3 | 91,140 | 12,245 | 1,317 |
| 13-Aug-2012 | Tesoro[3] | BP | Carson, California | 50 | 266,000 | 13.3 | 3,537,800 | 188 | 14 |
| 02-Jul-2012 | Carlyle Group (JV) | Sunoco | Philadelphia, Pennsylvania | 46 | 330,000 | 9.8 | 3,234,000 | 139 | 14 |
| 01-May-2012 | Delta Air Lines[4] | ConocoPhillips | Trainer, Pennsylvania | 250 | 185,000 | 8.0 | 1,480,000 | 1,351 | 169 |
| 01-Dec-2011 | Plains All American | Western Refining | Yorktown, Virginia | 220 | 70,000 | 11.4 | 798,000 | 3,143 | 276 |
| 02-Nov-2011 | CVR | Gary-Williams Energy Corporation | Wynnewood, Oklahoma | 525 | 70,000 | 9.3 | 651,000 | 7,500 | 806 |
| 01-Sep-2011 | Valero | Murphy Oil | Meraux, Louisiana | 325 | 135,000 | 10.2 | 1,377,000 | 2,407 | 236 |
| 25-Jul-2011 | Calumet | Murphy Oil | Superior, Wisconsin | 222 | 45,000 | 8.9 | 400,500 | 4,933 | 554 |
| 21-Mar-2011 | Delek | Lion Oil[5] | El Dorado, Arkansas | 145 | 80,000 | 9.0 | 720,000 | 3,375 | 375 |
| 02-Dec-2010 | PBF Energy | Sunoco[6] | Toledo, Ohio | 400 | 170,000 | 9.2 | 1,562,500 | 2,353 | 256 |
| 27-Sep-2010 | PBF Energy | Valero | Paulsboro, New Jersey | 340 | 185,000 | 13.1 | 2,423,500 | 1,838 | 140 |
| 19-May-2010 | Investor Group | Marathon | St. Paul Park, Minnesota | 325 | 74,000 | 11.0 | 814,000 | 4,392 | 399 |
| 08-Apr-2010 | PBF Energy | Valero[7] | Delaware | 320 | 210,000 | 11.3 | 2,373,000 | 1,524 | 135 |
| 03-Feb-2010 | Alon | Big West (Flying J) | Bakersfield, California | 40 | 70,000 | 8.8 | 616,000 | 571 | 65 |
| 20-Oct-2009 | Holly | Sinclair | Tulsa, Oklahoma | 129 | 75,000 | NA | NA | 1,713 | NA |
| 16-Apr-2009 | Holly | Sunoco[8] | Tulsa, Oklahoma | 215 | 85,000 | 10.4 | 884,000 | 2,529 | 243 |
| | | | **Mean** | **$ 236** | **136,491** | **10.0** | **1,568,983** | **$ 3,134** | **$ 411** |
| | | | **Median** | **218** | **91,750** | **9.8** | **884,000** | **2,380** | **236** |

*Source: JS Herold, Oil & Gas Journal*

*[1] Includes value of non-refining assets and shown net of inventory and working capital adjustments. [2] $148mm purchase price allocation to the refinery per Marathon's transaction presentation. [3] $50mm purchase price allocation to the refinery per Tesoro's transaction presentation. [4] Purchase price includes $100 million to convert the existing infrastructure to maximize jet fuel production and excludes $30 million in state government assistance for job creation and infrastructure improvement received by Delta. [5] Represents purchase price for 53.7% interest. Multiples shown net to 53.7% interest acquired. [6] Purchase price excludes earn-out value of up to $125 million. [7] Purchase price excludes earn-out value and includes $150 million of restart costs associated with the refinery being shutdown at time of purchase. [8] Purchase price includes $150 million of upgrade costs.*

Additional Materials 44

Appendix B: Detailed Management Projections

A. Key Assumptions

Western Refining

# Key Leonard Management Price Assumptions

- 2016-2017 crude oil prices (WTI/Brent) are based on the forward curve as of 23-Sep-2015; 2018-2020 crude oil prices (WTI/Brent) are Management estimates
- For 2016-2020, WCS price is assumed at a $14 discount to WTI, Bakken is assumed at a $5 discount to WTI and Syncrude is assumed to be equivalent to WTI
- 2016-2020 gas and diesel crack spreads are Management estimates based on the 2013-2015YTD historical prices combined with the forward curve as of 23-Sep-2015

*Source: Leonard Management*

Detailed Management Projections 47

Western Refining

# Key Refining Assumptions

## ($ in millions, except per unit amounts)

Refining Assumptions

| | 2016E | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Q1 | Q2 | Q3 | Q4 | 2016E | 2017E | 2018E | 2019E | 2020E |
| **Gross Margin ($/bbl)** | | | | | | | | | |
| Gallup Gross Margin | $ 19.01 | $ 19.01 | $ 19.01 | $ 19.01 | $ 19.01 | $ 19.35 | $ 20.40 | $ 20.40 | $ 20.40 |
| El Paso Gross Margin | 14.66 | 14.66 | 14.66 | 14.66 | 14.66 | 15.00 | 16.05 | 16.05 | 16.05 |
| St. Paul Gross Margin | 15.37 | 18.99 | 18.10 | 14.12 | 16.46 | 16.33 | 15.72 | 15.72 | 15.72 |
| **Throughput (bpd)** | | | | | | | | | |
| Gallup | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 | 25,250 | 27,000 | 27,000 | 27,000 |
| El Paso | 136,000 | 136,000 | 136,000 | 136,000 | 136,000 | 129,500 | 136,000 | 130,750 | 136,000 |
| St. Paul | 95,800 | 68,370 | 99,800 | 98,800 | 90,726 | 99,800 | 99,800 | 99,800 | 99,800 |
| **Operating Costs** | | | | | | | | | |
| Gallup | $(8.00) | $(8.00) | $(8.00) | $(8.00) | $(8.00) | $(8.54) | $(8.00) | $(8.00) | $(8.00) |
| El Paso | (4.25) | (4.25) | (4.25) | (4.75) | (4.38) | (4.25) | (4.38) | (4.25) | (4.25) |
| St. Paul | (4.80) | (7.65) | (4.75) | (4.45) | (5.23) | (4.50) | (4.50) | (4.50) | (4.50) |
| **Turnaround Expense** | | | | | | | | | |
| Gallup | $ 0 | $ 0 | $ 0 | $ 0 | $ 0 | $(30) | $ 0 | $ 0 | $ 0 |
| El Paso | 0 | 0 | 0 | 0 | 0 | (40) | 0 | (40) | 0 |
| St. Paul | 0 | (30) | (10) | (15) | (55) | 0 | 0 | 0 | 0 |
| **G&A** | | | | | | | | | |
| Gallup | $(1) | $(1) | $(1) | $(1) | $(5) | $(5) | $(5) | $(5) | $(5) |
| El Paso | (6) | (6) | (6) | (6) | (25) | (25) | (25) | (25) | (25) |
| St. Paul | (6) | (6) | (6) | (6) | (23) | (24) | (24) | (24) | (24) |
| **Refining Capex** | | | | | | | | | |
| Gallup | $(3) | $(3) | $(3) | $(3) | $(10) | $(20) | $(10) | $(10) | $(10) |
| El Paso | (13) | (13) | (13) | (13) | (50) | (70) | (50) | (70) | (50) |
| St. Paul | (10) | (10) | (10) | (10) | (40) | (40) | (40) | (40) | (40) |

*Source: Leonard Management model dated 09-Oct-2015*

Detailed Management Projections 48

Key Retail Assumptions ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Leonard Retail Fuel Sales (mm gallons) 88 94 94 88 364 368 371 375 379 Margin ($ / gallon) $ 0.18 $ 0.22 $ 0.22 $ 0.18 $ 0.20 $ 0.20 $ 0.20 $ 0.20 $ 0.20 Merchandise Sales 71 71 71 71 284 290 295 301 307 % Margin 28.5% 28.5% 28.5% 28.5% 28.5% 28.0% 28.0% 28.0% 28.0 % Cardlock Sales (mm gallons) 16 16 16 16 64 64 64 64 64 Margin ($ / gallon) $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 Leonard Other Retail EBITDA $ 3 $ 3 $ 3 $ 3 $ 12 $ 12 $ 12 $ 12 $ 12 Operating Expenses $(31) $(31) $(31) $(31) $(124) $(124) $(124) $(124) $(124) G&A (3) (3) (3) (3) (12) (12) (12) (12) (12) Retail Capex $(3) $(3) $(3) $(3) $(12) $(12) $(12) $(12) $(12) Burrow Retail Fuel Sales (mm gallons) 72 78 78 72 300 305 309 314 318 Margin ($ / gallon) $ 0.19 $ 0.22 $ 0.22 $ 0.19 $ 0.21 $ 0.21 $ 0.21 $ 0.21 $ 0.21 Merchandise Sales 82 96 96 82 356 360 363 367 370 % Margin 25.9% 25.9% 25.9% 25.9% 25.9% 25.9% 25.9% 25.9% 25.9 % Franchise Royalty Income $ 0.8 $ 0.9 $ 0.9 $ 0.8 $ 3.4 $ 3.4 $ 3.4 $ 3.4 $ 3.4 Burrow Other Retail EBITDA $ 5.0 $ 5.0 $ 5.0 $ 5.0 $ 20.0 $ 20.0 $ 20.0 $ 20.0 $ 20.0 Operating Expenses $(33) $(33) $(33) $(33) $(130) $(130) $(130) $(130) $(130) G&A (6) (6) (6) (6) (23) (24) (24) (24) (24) Retail Capex $(2) $(2) $(2) $(2) $(8) $(8) $(8) $(8) $(8) Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 49

Key Corporate Assumptions ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Leonard Corporate Corporate G&A $(20) $(20) $(20) $(20) $(79) $(80) $(81) $(82) $(83) Corporate Capex (2) (2) (2) (2) (6) (6) (6) (6) (6) Leonard Corporate Discretionary Capex (40) (40) (40) (40) (160) (160) (160) (160) (160) Common Dividends / Share $ 0.35 $ 0.35 $ 0.35 $ 0.35 $ 1.40 $ 1.45 $ 1.50 $ 1.55 $ 1.60 Burrow Corporate Corporate G&A $(8) $(8) $(8) $(8) $(31) $(32) $(32) $(32) $(32) Burrow Corporate Capex (13) (13) (13) (13) (50) (50) (8) (8) (8) LP DPU $ 0.77 $ 0.64 $ 0.93 $ 0.69 $ 3.03 $ 2.98 $ 3.72 $ 3.40 $ 3.75 Mule Corporate Operating Expenses $(41) $(41) $(42) $(41) $(165) $(165) $(165) $(165) $(165) Corporate G&A (6) (6) (6) (6) (24) (25) (25) (26) (26) Mule Corporate Capex (8) (8) (8) (8) (33) (19) (16) (16) (16) LP DPU $ 0.42 $ 0.43 $ 0.45 $ 0.46 $ 1.75 $ 1.99 $ 2.23 $ 2.47 $ 2.71 LP Coverage 1.00 x 0.90 x 1.04 x 1.25 x 1.07 x 1.30 x 1.34 x 1.23 x 1.15 x Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 50

Western Refining

## B. Leonard Projections

Western Refining

# Leonard Operating Assumptions

## Gallup Refinery
## ($ in millions, except per unit amounts)

| | 2016E | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Q1 | Q2 | Q3 | Q4 | 2016E | 2017E | 2018E | 2019E | 2020E |
| Refining Capacity (bbl/d) | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 |
| Utilization | 100 % | 100 % | 100 % | 100 % | 100 % | 94 % | 100 % | 100 % | 100 % |
| Total Throughput (bbl/d) | 27,000 | 27,000 | 27,000 | 27,000 | 27,000 | 25,250 | 27,000 | 27,000 | 27,000 |
| *Throughput Volume (MBbl)* | 2,430 | 2,457 | 2,484 | 2,484 | 9,855 | 9,216 | 9,855 | 9,855 | 9,855 |
| **Feedstock** | | | | | | | | | |
| Gallup Gross Margin | $ 19.01 | $ 19.01 | $ 19.01 | $ 19.01 | $ 19.01 | $ 19.35 | $ 20.40 | $ 20.40 | $ 20.40 |
| *Operating Expenses* | *$(8.00)* | *$(8.00)* | *$(8.00)* | *$(8.00)* | *$(8.00)* | *$(8.54)* | *$(8.00)* | *$(8.00)* | *$(8.00)* |
| **Selected Financials** | | | | | | | | | |
| Gross Profit | $ 46 | $ 47 | $ 47 | $ 47 | $ 187 | $ 178 | $ 201 | $ 201 | $ 201 |
| Less: Operating Expenses | (19) | (20) | (20) | (20) | (79) | (79) | (79) | (79) | (79) |
| Less: Turnaround Expense | 0 | 0 | 0 | 0 | 0 | (30) | 0 | 0 | 0 |
| Less: G&A | (1) | (1) | (1) | (1) | (5) | (5) | (5) | (5) | (5) |
| EBITDA | $ 26 | $ 26 | $ 26 | $ 26 | $ 104 | $ 65 | $ 117 | $ 117 | $ 117 |
| Less: DD&A | (7) | (7) | (7) | (7) | (27) | (27) | (27) | (27) | (27) |
| Operating Income | $ 19 | $ 19 | $ 19 | $ 19 | $ 76 | $ 37 | $ 90 | $ 90 | $ 90 |
| Plus: DD&A | 7 | 7 | 7 | 7 | 27 | 27 | 27 | 27 | 27 |
| EBITDA | $ 26 | $ 26 | $ 26 | $ 26 | $ 104 | $ 65 | $ 117 | $ 117 | $ 117 |
| Less: Refining Capex | (3) | (3) | (3) | (3) | (10) | (10) | (10) | (10) | (10) |
| Less: Discretionary Capex | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| Less: Turnaround Capex | 0 | 0 | 0 | 0 | 0 | (10) | 0 | 0 | 0 |
| Cash Flow | $ 23 | $ 23 | $ 24 | $ 24 | $ 94 | $ 45 | $ 107 | $ 107 | $ 107 |

*Source: Leonard Management model dated 09-Oct-2015*

Detailed Management Projections 52

Leonard Operating Assumptions El Paso Refinery ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Refining Capacity (bbl/d) 136,000 136,000 136,000 136,000 136,000 136,000 136,000 136,000 136,000 Utilization 100% 100% 100% 100% 100% 95% 100% 96% 100 % Total Throughput (bbl/d) 136,000 136,000 136,000 136,000 136,000 129,500 136,000 130,750 136,000 Throughput Volume (MBbl) 12,240 12,376 12,512 12,512 49,640 47,268 49,640 47,724 49,640 Feedstock El Paso Gross Margin $ 14.66 $ 14.66 $ 14.66 $ 14.66 $ 14.66 $ 15.00 $ 16.05 $ 16.05 $ 16.05 Operating Expenses $(4.25) $(4.25) $(4.25) $(4.75) $(4.38) $(4.25) $(4.38) $(4.25) $(4.25) Selected Financials Gross Profit $ 179 $ 181 $ 183 $ 183 $ 728 $ 709 $ 797 $ 766 $ 797 Less: Operating Expenses (52) (53) (53) (59) (217) (201) (217) (203) (211) Less: Turnaround Expense 0 0 0 0 0 (40) 0 (40) 0 Less: G&A (6) (6) (6) (6) (25) (25) (25) (25) (25) EBITDA $ 121 $ 123 $ 124 $ 118 $ 485 $ 443 $ 554 $ 498 $ 561 Less: DD&A (12) (12) (12) (12) (50) (50) (50) (50) (50) Operating Income $ 109 $ 110 $ 112 $ 105 $ 436 $ 393 $ 505 $ 449 $ 511 Plus: DD&A 12 12 12 12 50 50 50 50 50 EBITDA $ 121 $ 123 $ 124 $ 118 $ 485 $ 443 $ 554 $ 498 $ 561 Less: Refining Capex (13) (13) (13) (13) (50) (50) (50) (50) (50) Less: Discretionary Capex 0 0 0 0 0 0 0 0 0 Less: Turnaround Capex 0 0 0 0 0 (20) 0 (20) 0 Cash Flow $ 109 $ 110 $ 111 $ 105 $ 435 $ 373 $ 504 $ 428 $ 511 Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 53

Leonard Operating Assumptions Retail Assets ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Retail Segment Fuel Volumes (mm gallons) 88.0 94.0 94.0 88.0 364.0 367.6 371.3 375.0 378.8 Fuel Margin ($ / gallon) $ 0.18 $ 0.22 $ 0.22 $ 0.18 $ 0.20 $ 0.20 $ 0.20 $ 0.20 $ 0.20 Merchandise Sales $ 71 $ 71 $ 71 $ 71 $ 284 $ 290 $ 295 $ 301 $ 307 Merchandise Margin 28.5% 28.5% 28.5% 28.5% 28.5% 28.0% 28.0% 28.0% 28.0 % Cardlock Volumes (mm gallons) 16.1 16.1 16.1 16.1 64.5 64.5 64.5 64.5 64.5 Cardlock Margin ($ / gallon) $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 $ 0.19 Other Retail EBITDA $ 3 $ 3 $ 3 $ 3 $ 12 $ 12 $ 12 $ 12 $ 12 Retail Consolidated Financials Revenues $ 381 $ 426 $ 426 $ 381 $ 1,616 $ 1,624 $ 1,645 $ 1,667 $ 1,689 Cost of Goods Sold (339) (380) (380) (339) (1,438) (1,445) (1,464) (1,484) (1,503) Gross Profit $42 $47 $47 $42 $178 $179 $181 $183 $186 Less: Operating Expenses (31) (31) (31) (31) (124) (124) (124) (124) (124) Less: G&A (3) (3) (3) (3) (12) (12) (12) (12) (12) EBITDA $ 8 $ 13 $ 13 $ 8 $ 42 $ 43 $ 45 $ 48 $ 50 Less: DD&A (4) (4) (4) (4) (15) (15) (15) (15) (15) Operating Income $ 4 $ 9 $ 9 $ 4 $ 28 $ 28 $ 31 $ 33 $ 36 Plus: DD&A 4 4 4 4 15 15 15 15 15 EBITDA $ 8 $ 13 $ 13 $ 8 $ 42 $ 43 $ 45 $ 48 $ 50 Less: Retail Capex (3) (3) (3) (3) (12) (12) (12) (12) (12) Cash Flow $ 5 $ 10 $ 10 $ 5 $ 30 $ 31 $ 33 $ 36 $ 38 Margins Gross Margin 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0 % EBITDA Margin 2.1 3.1 3.1 2.1 2.6 2.7 2.8 2.9 3.0 Source: Leonard Management model dated 09-Oct-2015 Note: Revenues estimated by gross margin as per Leonard Management. Detailed Management Projections 54

Leonard Deconsolidated Standalone Projections Quarterly and Annual Financials ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 274 $ 282 $ 285 $ 273 $ 1,114 $ 1,066 $ 1,179 $ 1,150 $ 1,184 Less: Segment SG&A (10) (10) (10) (10) (42) (42) (42) (42) (42) Less: Corporate SG&A (20) (20) (20) (20) (79) (80) (81) (82) (83) Less: Segment Operating Expenses (102) (103) (104) (110) (420) (404) (420) (406) (414) Less: Turnaround Expense 0 0 0 0 0 (70) 0 (40) 0 Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: DD&A (33) (33) (33) (33) (130) (145) (160) (175) (190) Operating Income $ 109 $ 116 $ 118 $ 100 $ 444 $ 326 $ 476 $ 406 $ 455 Plus: DD&A 33 33 33 33 130 145 160 175 190 EBITDA $ 142 $ 149 $ 151 $ 132 $ 574 $ 471 $ 636 $ 581 $ 645 Plus: LP Distributions from Mule 13 14 14 14 55 63 70 78 85 Plus: GP Distributions from Mule 1 1 2 3 8 21 35 48 62 Plus: LP Distributions from Burrow 23 6 32 12 73 107 99 99 100 Adj. EBITDA $ 179 $ 170 $ 199 $ 162 $ 710 $ 662 $ 840 $ 807 $ 892 Cash Flow Statement Adj. EBITDA $ 179 $ 170 $ 199 $ 162 $ 710 $ 662 $ 840 $ 807 $ 892 Less: Interest Expense (10) (10) (10) (10) (39) (39) (39) (39) (39) Plus: Interest Income 4 4 4 4 16 21 24 27 31 Less: Cash Taxesą (52) (48) (78) (102) (281) (185) (246) (230) (257) Cash Flow from Operations $ 121 $ 115 $ 114 $ 55 $ 405 $ 460 $ 579 $ 566 $ 627 Less: Capital Expenditures (60) (60) (60) (60) (240) (268) (238) (258) (238) Free Cash Flow $ 60 $ 55 $ 54 $(5) $ 165 $ 192 $ 341 $ 308 $ 389 Less: Common Dividends Paid (32) (33) (33) (33) (131) (135) (140) (145) (149) Plus: Gross Cash Proceeds from Sales 0 0 0 299 299 0 0 0 0 Less: Special Dividends 0 0 0 0 0 0 0 0 0 Less: Shares Repurchased 0 0 0 0 0 0 0 0 0 Less: (Paydown) / Increase in Debt (1) (1) (1) (1) (6) (6) (6) (6) (6) Total Cash Flow $ 27 $ 21 $ 20 $ 260 $ 328 $ 51 $ 195 $ 158 $ 235 Balance Sheet Total Debt $ 888 $ 886 $ 885 $ 884 $ 884 $ 878 $ 873 $ 867 $ 862 Cash 727 748 768 1,028 1,028 1,079 1,274 1,432 1,666 Net Debt $ 161 $ 139 $ 117 $(145) $(145) $(201) $(402) $(565) $(805) Shares Outstanding Beginning Shares 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ending Shares 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 Common Dividends / Share? $ 0.35 $ 0.35 $ 0.35 $ 0.35 $ 1.40 $ 1.45 $ 1.50 $ 1.55 $ 1.60 Source: Leonard Management model dated 09-Oct-2015 1 Assumes 37% marginal tax rate per Leonard Management. 2 Assumes $0.04/share increase per year per Leonard Management. Detailed Management Projections 55

C. Mule Projections

Mule Operating Assumptions Pipeline & Gathering ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Mainline Movements Permian / Delaware Basin Fees Volumes (bpd) 45,000 45,000 45,000 45,000 45,000 50,000 50,000 50,000 50,000 $/bbl fee $ 1.27 $ 1.27 $ 1.33 $ 1.33 $ 1.30 $ 1.36 $ 1.42 $ 1.49 $ 1.56 Permian / Delaware Basin Fees Gross Profit $ 5 $ 5 $ 6 $ 6 $ 21 $ 25 $ 26 $ 27 $ 29 Four Corners Volumes (bpd) 51,500 51,500 51,500 51,500 51,500 51,500 51,500 51,500 51,500 $/bbl fee $ 1.00 $ 1.00 $ 1.05 $ 1.05 $ 1.02 $ 1.07 $ 1.12 $ 1.17 $ 1.23 Four Corners Gross Profit $ 5 $ 5 $ 5 $ 5 $ 19 $ 20 $ 21 $ 22 $ 23 Tex NewMex Volumes (bpd) 15,587 12,700 12,945 15,289 14,126 19,645 26,875 26,875 26,875 $/bbl fee $ 6.50 $ 6.50 $ 6.81 $ 6.81 $ 6.65 $ 7.00 $ 7.29 $ 7.63 $ 7.99 Tex NewMex Gross Profit $ 9 $ 8 $ 8 $ 10 $ 34 $ 50 $ 72 $ 75 $ 78 Gathering Permian / Delaware Basin Fees Volumes (bpd) 24,000 24,000 24,000 24,000 24,000 24,000 24,000 24,000 24,000 $/bbl fee $ 0.52 $ 0.52 $ 0.54 $ 0.54 $ 0.53 $ 0.56 $ 0.58 $ 0.61 $ 0.64 Permian / Delaware Basin Fees Gross Profit $ 1 $ 1 $ 1 $ 1 $ 5 $ 5 $ 5 $ 5 $ 6 Four Corners Volumes (bpd) 13,000 13,000 13,000 13,000 13,000 13,000 13,000 13,000 13,000 $/bbl fee $ 0.52 $ 0.52 $ 0.54 $ 0.54 $ 0.53 $ 0.56 $ 0.58 $ 0.61 $ 0.64 Four Corners Gross Profit $ 1 $ 1 $ 1 $ 1 $ 3 $ 3 $ 3 $ 3 $ 3 Pipeline Tank Storage Volumes (bbl) 1,874,400 1,874,400 1,874,400 1,874,400 7,497,600 7,497,600 7,497,600 7,497,600 7,497,600 $/bbl fee $ 0.51 $ 0.51 $ 0.52 $ 0.52 $ 0.52 $ 0.53 $ 0.54 $ 0.55 $ 0.56 Pipeline Tank Storage Gross Profit $ 1 $ 1 $ 1 $ 1 $ 4 $ 4 $ 4 $ 4 $ 4 Pipeline & Gathering Organic Growth $ 2 $ 2 $ 2 $ 2 $ 6 $ 6 $ 13 $ 14 $ 14 Pipeline & Gathering Gross Profit $ 23 $ 22 $ 23 $ 24 $ 92 $ 113 $ 144 $ 150 $ 157 Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 57

Mule Operating Assumptions Terminaling, Transportation & Storage ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Terminaling, Transportation, and Storage Crude, Blendstock, Refined Product Storage Volumes (bbl) 20,645,892 20,645,892 20,645,892 20,645,892 82,583,568 82,583,568 82,583,568 82,583,568 82,583,568 $/bbl fee $ 0.53 $ 0.53 $ 0.54 $ 0.54 $ 0.54 $ 0.55 $ 0.56 $ 0.57 $ 0.58 Crude, Blendstock, Refined Product Storage Gross Profit $ 11 $ 11 $ 11 $ 11 $ 44 $ 45 $ 46 $ 47 $ 48 Shipments In & Out of Storage Volumes (bpd) 410,000 410,000 410,000 410,000 410,000 410,000 410,000 410,000 410,000 $/bbl fee $ 0.15 $ 0.15 $ 0.15 $ 0.15 $ 0.15 $ 0.15 $ 0.16 $ 0.16 $ 0.16 Shipments In & Out of Storage Gross Profit $ 6 $ 6 $ 6 $ 6 $ 23 $ 23 $ 24 $ 24 $ 25 Additive & Blending Service Volumes (bpd) 233,280 233,280 233,280 233,280 233,280 233,280 233,280 233,280 233,280 $/bbl fee $ 0.12 $ 0.12 $ 0.13 $ 0.13 $ 0.13 $ 0.13 $ 0.13 $ 0.13 $ 0.14 Additive & Blending Service Gross Profit $ 3 $ 3 $ 3 $ 3 $ 11 $ 11 $ 11 $ 11 $ 12 Asphalt Storage Volumes (bbl) 1,420,410 1,420,410 1,420,410 1,420,410 5,681,640 5,681,640 5,681,640 5,681,640 5,681,640 $/bbl fee $ 0.80 $ 0.80 $ 0.82 $ 0.82 $ 0.81 $ 0.82 $ 0.84 $ 0.86 $ 0.88 Asphalt Storage Gross Profit $ 1 $ 1 $ 1 $ 1 $ 5 $ 5 $ 5 $ 5 $ 5 Shipments In & Out of Asphalt Storage Volumes (bpd) 16,955 16,955 16,955 16,955 16,955 16,955 16,955 16,955 16,955 $/bbl fee $ 0.96 $ 0.96 $ 0.98 $ 0.98 $ 0.97 $ 0.99 $ 1.01 $ 1.03 $ 1.05 Shipments In & Out of Asphalt Storage Gross Profit $ 1 $ 1 $ 2 $ 2 $ 6 $ 6 $ 6 $ 6 $ 7 Asphalt Processing & Blending Volumes (bpd) 4,746 4,746 4,746 4,746 4,746 4,746 4,746 4,746 4,746 $/bbl fee $ 4.72 $ 4.72 $ 4.82 $ 4.82 $ 4.77 $ 4.87 $ 4.97 $ 5.07 $ 5.17 Asphalt Processing & Blending Gross Profit $ 2 $ 2 $ 2 $ 2 $ 8 $ 8 $ 9 $ 9 $ 9 Terminaling, Transportation, and Storage Organic Growth $ 1 $ 1 $ 1 $ 1 $ 3 $ 3 $ 3 $ 3 $ 3 Terminaling, Transportation, and Storage Organic Gross Profit $ 25 $ 25 $ 25 $ 25 $ 100 $ 102 $ 104 $ 106 $ 108 Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 58

# Mule Operating Assumptions

## Marketing & Distribution
## ($ in millions, except per unit amounts)

| | 2016E Q1 | 2016E Q2 | 2016E Q3 | 2016E Q4 | 2016E | 2017E | 2018E | 2019E | 2020E |
|---|---|---|---|---|---|---|---|---|---|
| **Marketing & Distribution** | | | | | | | | | |
| Fuel Volumes ('000s gallons) | 306,275 | 306,275 | 309,640 | 309,640 | 1,231,830 | 1,256,466 | 1,278,094 | 1,303,656 | 1,329,729 |
| Fuel Margin ($ / gallon) | $ 0.04 | $ 0.04 | $ 0.04 | $ 0.04 | $ 0.04 | $ 0.04 | $ 0.04 | $ 0.04 | $ 0.04 |
| Fuel Gross Profit | $ 10.7 | $ 10.7 | $ 10.8 | $ 10.8 | $ 43.1 | $ 44.0 | $ 44.7 | $ 45.6 | $ 46.5 |
| Lubricant Volumes ('000s gallons) | 3,140 | 3,140 | 3,174 | 3,174 | 12,628 | 12,628 | 12,628 | 12,628 | 12,628 |
| Lubricant Margin ($ / gallon) | $ 0.78 | $ 0.78 | $ 0.78 | $ 0.78 | $ 0.78 | $ 0.78 | $ 0.78 | $ 0.78 | $ 0.78 |
| Lubricant Gross Profit | $ 2.4 | $ 2.4 | $ 2.5 | $ 2.5 | $ 9.8 | $ 9.8 | $ 9.8 | $ 9.8 | $ 9.8 |
| Crude Trucking (bpd) | 52,000 | 52,000 | 52,000 | 52,000 | 52,000 | 52,000 | 52,000 | 52,000 | 52,000 |
| Crude Trucking ($/bbl) | $ 2.51 | $ 2.51 | $ 2.51 | $ 2.51 | $ 2.51 | $ 2.51 | $ 2.51 | $ 2.51 | $ 2.51 |
| Crude Trucking Gross Profit | $ 12 | $ 12 | $ 12 | $ 12 | $ 47.6 | $ 47.6 | $ 47.6 | $ 47.6 | $ 47.6 |
| Product Trucking Revenue | $ 10 | $ 10 | $ 10 | $ 10 | $ 40 | $ 40 | $ 40 | $ 40 | $ 40 |
| Marketing & Distribution Gross Profit | $ 34.8 | $ 34.9 | $ 35.2 | $ 35.2 | $ 140.2 | $ 141.1 | $ 141.8 | $ 142.7 | $ 143.6 |

*Source: Leonard Management model dated 09-Oct-2015*

Detailed Management Projections 59

# Mule Growth Projects

## Logistics Assets Included in Mule Financial Projections
## ($ in millions)

| | | 2016E Q1 | 2016E Q2 | 2016E Q3 | 2016E Q4 | 2016E | 2017E | 2018E | 2019E | 2020E |
|---|---|---|---|---|---|---|---|---|---|---|
| Leonard | **Bobcat** | | | | | | | | | |
| | EBITDA | $ 7 | $ 7 | $ 7 | $ 8 | $ 29 | $ 33 | $ 38 | $ 44 | $ 50 |
| | Growth Capex | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| | Sustaining Capex | (1) | (1) | (1) | (1) | (3) | (3) | (4) | (4) | (5) |
| | Cash Flow | $ 6 | $ 6 | $ 7 | $ 7 | $ 26 | $ 30 | $ 34 | $ 39 | $ 45 |
| Burrow | **Burrow Logistics** | | | | | | | | | |
| | EBITDA | $ 10 | $ 10 | $ 10 | $ 10 | $ 40 | $ 41 | $ 42 | $ 43 | $ 44 |
| | Growth Capex | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| | Sustaining Capex | (1) | (1) | (1) | (1) | (4) | (4) | (4) | (4) | (4) |
| | Cash Flow | $ 9 | $ 9 | $ 9 | $ 9 | $ 36 | $ 37 | $ 38 | $ 39 | $ 39 |


2016E
2017E
Drop Downs
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Logistics
Bobcat (Phase I)
Bobcat (Phase II)
Burrow Logistics (Phase I)
Burrow Logistics (Phase II)

*Source: Leonard Management model dated 09-Oct-2015*
*Note: TexNew Mex pipeline is assumed to be sold from Leonard to Mule in 2015 for a purchase price of $175 million per Leonard Management.*

Detailed Management Projections 60

Mule Standalone Projections Quarterly and Annual Financials ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 82 $ 81 $ 88 $ 103 $ 355 $ 430 $ 469 $ 485 $ 502 Less: SG&A (6) (6) (6) (6) (24) (25) (25) (26) (26) Less: Operating Expenses (41) (41) (42) (41) (165) (165) (165) (165) (165) EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 279 $ 295 $ 311 Cash Flow Statement EBITDA $ 35 $ 34 $ 41 $ 55 $ 166 $ 240 $ 279 $ 295 $ 311 Less: Interest Expense (6) (6) (7) (9) (28) (41) (41) (41) (41) Plus: Interest Income 0 0 0 0 0 0 0 1 1 Less: Capex (8) (8) (9) (10) (36) (26) (24) (25) (25) Distributable Cash Flow $ 21 $ 20 $ 25 $ 37 $ 102 $ 173 $ 215 $ 230 $ 246 Coverage Ratio 1.00 x 0.90 x 1.04 x 1.25 x 1.07 x 1.30 x 1.34 x 1.23 x 1.15 x Distributed Cash Flow $ 21 $ 22 $ 24 $ 29 $ 96 $ 133 $ 160 $ 187 $ 213 Excess Cash after Distributed Cash Flow $(0) $(2) $ 1 $ 7 $ 6 $ 40 $ 55 $ 42 $ 33 Acquisition Capex 0 0 (185) (484) (669) 0 0 0 0 Distributions LP DPU $ 0.42 $ 0.43 $ 0.45 $ 0.46 $ 1.75 $ 1.99 $ 2.23 $ 2.47 $ 2.71 % Growth 13.7% 12.1% 10.8% 9.7 % LP Distributions $ 20 $ 20 $ 22 $ 26 $ 88 $ 112 $ 125 $ 139 $ 153 GP Distributions $ 1 $ 1 $ 2 $ 3 $ 8 $ 21 $ 35 $ 48 $ 62 % Growth 173.1% 63.0% 38.6% 27.9 % Balance Sheet Total Debt $ 465 $ 465 $ 539 $ 743 $ 743 $ 743 $ 743 $ 743 $ 743 Cash 50 48 30 (0) 0 40 95 137 168 Net Debt $ 415 $ 417 $ 509 $ 743 $ 743 $ 703 $ 649 $ 606 $ 575 Units Outstanding Beginning Units 47.3 47.3 47.3 49.8 47.3 56.3 56.3 56.3 56.3 Units Issued 0.0 0.0 2.5 6.5 8.9 0.0 0.0 0.0 0.0 Ending Units 47.3 47.3 49.8 56.3 56.3 56.3 56.3 56.3 56.3 Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 61

D. Burrow Projections

Burrow Operating Assumptions St. Paul Refinery ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Refining Capacity (bbl/d) 99,800 99,800 99,800 99,800 99,800 99,800 99,800 99,800 99,800 Utilization 96% 69% 100% 99% 91% 100% 100% 100% 100 % Total Throughput (bbl/d) 95,800 68,370 99,800 98,800 90,726 99,800 99,800 99,800 99,800 Throughput Volume (MBbl) 8,622 6,222 9,182 9,090 33,115 36,427 36,427 36,427 36,427 Feedstock St. Paul Gross Margin $ 15.37 $ 18.99 $ 18.10 $ 14.12 $ 16.46 $ 16.33 $ 15.72 $ 15.72 $ 15.72 Operating Expenses $(4.80) $(7.65) $(4.75) $(4.45) $(5.23) $(4.50) $(4.50) $(4.50) $(4.50) Selected Financials Gross Profit $ 132 $ 118 $ 166 $ 128 $ 545 $ 595 $ 573 $ 573 $ 573 Less: Operating Expenses (41) (48) (44) (40) (173) (164) (164) (164) (164) Less: Turnaround Expense 0 (30) (10) (15) (55) 0 0 0 0 Less: SG&A (6) (6) (6) (6) (23) (24) (24) (24) (24) EBITDA $ 85 $ 35 $ 107 $ 67 $ 294 $ 407 $ 385 $ 385 $ 385 Less: DD&A (9) (9) (9) (9) (35) (35) (35) (35) (35) Operating Income $ 77 $ 26 $ 98 $ 58 $ 259 $ 372 $ 350 $ 350 $ 350 Plus: DD&A 9 9 9 9 35 35 35 35 35 EBITDA $ 85 $ 35 $ 107 $ 67 $ 294 $ 407 $ 385 $ 385 $ 385 Less: Refining Capex (10) (10) (10) (10) (40) (40) (40) (40) (40) Cash Flow $ 75 $ 25 $ 97 $ 57 $ 254 $ 367 $ 345 $ 345 $ 345 Source: Leonard Management model dated 09-Oct-2015 Detailed Management Projections 63

Burrow Operating Assumptions Retail Assets ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Retail Segment Fuel Sales (mm gallons) 72 78 78 72 300 305 309 314 318 Fuel Margin ($ / gallon) $ 0.19 $ 0.22 $ 0.22 $ 0.19 $ 0.21 $ 0.21 $ 0.21 $ 0.21 $ 0.21 Merchandise Sales 82 96 96 82 356 360 363 367 370 Merchandise Margin 26% 26% 26% 26% 26% 26% 26% 26% 26 % Franchise Stores Fuel Volumes (mm gallons) 23 28 28 23 102 102 102 102 102 Royalty Income $ 0.8 $ 0.9 $ 0.9 $ 0.8 $ 3.4 $ 3.4 $ 3.4 $ 3.4 $ 3.4 Other Retail EBITDA $ 5 $ 5 $ 5 $ 5 $ 20 $ 20 $ 20 $ 20 $ 20 Retail Consolidated Financials Revenues $ 370 $ 436 $ 436 $ 370 $ 1,612 $ 1,628 $ 1,645 $ 1,663 $ 1,680 Cost of Goods Sold (329) (388) (388) (329) (1,434) (1,449) (1,464) (1,480) (1,495) Gross Profit $41 $48 $48 $41 $177 $179 $181 $183 $185 Less: Operating Expenses (33) (33) (33) (33) (130) (130) (130) (130) (130) Less: G&A (6) (6) (6) (6) (23) (24) (24) (24) (24) EBITDA $ 2 $ 10 $ 10 $ 2 $ 24 $ 25 $ 27 $ 29 $ 31 Less: DD&A (2) (2) (2) (2) (7) (7) (7) (7) (7) Operating Income $ 1 $ 8 $ 8 $ 1 $ 17 $ 18 $ 20 $ 21 $ 23 Plus: DD&A 2 2 2 2 7 7 7 7 7 EBITDA $ 2 $ 10 $ 10 $ 2 $ 24 $ 25 $ 27 $ 29 $ 31 Less: Retail Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Cash Flow $ 0 $ 8 $ 8 $ 0 $ 16 $ 17 $ 19 $ 21 $ 23 Margins Gross Margin 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0% 11.0 % EBITDA Margin 0.7 2.2 2.2 0.7 1.5 1.5 1.6 1.7 1.8 Source: Leonard Management model dated 09-Oct-2015 Note: Revenues estimated by gross margin as per Leonard Management. Detailed Management Projections 64

Burrow Standalone Projections Quarterly and Annual Financials ($ in millions, except per unit amounts) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 173 $ 166 $ 214 $ 169 $ 722 $ 774 $ 754 $ 756 $ 758 Less: Segment SG&A (11) (11) (11) (11) (46) (48) (48) (48) (48) Less: Corporate SG&A (8) (8) (8) (8) (31) (32) (32) (32) (32) Less: Operating Expenses (74) (80) (76) (73) (303) (294) (294) (294) (294) Less: Burrow Logistics Cost 0 0 (5) (10) (15) (41) (42) (43) (44) Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: Turnaround Expense 0 (30) (10) (15) (55) 0 0 0 0 EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Cash Flow Statement EBITDA $ 80 $ 37 $ 104 $ 52 $ 273 $ 359 $ 338 $ 339 $ 340 Less: Interest Expense (6) (6) (6) (6) (26) (26) (26) (26) (26) Plus: Interest Income 0 0 0 0 1 2 2 2 2 Less: Refining / Retail / Logistics Capex (13) (13) (13) (12) (51) (48) (48) (48) (48) Less: Corporate Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Distributions LP DPU $ 0.64 $ 0.17 $ 0.90 $ 0.34 $ 2.04 $ 3.01 $ 2.78 $ 2.79 $ 2.80 % Growth 47.3% (7.5)% 0.4% 0.4 % Memo Item: Adjusted LP DPU 1 $ 0.64 $ 0.49 $ 1.00 $ 0.50 $ 2.63 $ 3.01 $ 2.78 $ 2.79 $ 2.80 % Growth 14.1% (7.5)% 0.4% 0.4 % Excess Cash after Distributed Cash Flow $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 Less: Special Distributions 0 0 0 0 0 0 0 0 0 Less: Discretionary Capex (13) (13) (13) (13) (50) (50) (8) (8) (8) Plus: Cash Proceeds from Logistics Sales 0 0 185 185 370 0 0 0 0 Free Cash Flow $(13) $(13) $ 173 $ 173 $ 320 $(50) $(8) $(8) $(8) Balance Sheet Total Debt $ 369 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 Cash 100 100 273 445 445 395 387 379 371 Net Debt $ 269 $ 281 $ 109 $(64) $(64) $(14) $(6) $ 2 $ 10 Units Outstanding Beginning Units 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 Units Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ending Units 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 92.8 Source: Leonard Management model dated 09-Oct-2015 1 Distributions adjusted to exclude the impact of turnaround expenses. Detailed Management Projections 65

E. Pro Forma Projections

A Summary Pro Forma Leonard Projections Leonard Acquisition of Public Equity Interest in Burrow | 15% Premium | 15% Equity ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 448 $ 448 $ 499 $ 442 $ 1,836 $ 1,840 $ 1,933 $ 1,906 $ 1,941 Less: Segment SG&A (22) (22) (22) (22) (87) (90) (90) (90) (90) Less: Corporate SG&A (27) (27) (27) (27) (109) (112) (113) (114) (115) Less: Segment Operating Expenses (203) (183) (185) (193) (765) (739) (756) (742) (751) Less: Turnaround Expense 0 (30) (10) (15) (55) (70) 0 (40) 0 Plus: Synergies 3 3 3 3 10 10 10 10 10 Less: DD&A (84) (84) (84) (85) (338) (506) (452) (412) (384) Operating Income $ 114 $ 104 $ 173 $ 102 $ 493 $ 334 $ 532 $ 518 $ 611 Plus: DD&A 84 84 84 85 338 506 452 412 384 EBITDA $ 198 $ 188 $ 257 $ 187 $ 830 $ 840 $ 984 $ 930 $ 995 Plus: LP Distributions from Mule 13 14 14 14 55 63 70 78 85 Plus: GP Distributions from Mule 1 1 2 3 8 21 35 48 62 Plus: LP Distributions from Burrow 0 0 0 0 0 0 0 0 0 Adj. EBITDA $ 212 $ 203 $ 273 $ 204 $ 893 $ 924 $ 1,089 $ 1,056 $ 1,142 Cash Flow Statement Adj. EBITDA $ 212 $ 203 $ 273 $ 204 $ 893 $ 924 $ 1,089 $ 1,056 $ 1,142 Less: Interest Expense (26) (26) (26) (26) (103) (103) (103) (102) (102) Plus: Interest Income 3 2 2 4 11 22 27 33 39 Less: Cash Taxesą (39) (35) (111) (123) (308) (125) (208) (213) (257) Cash Flow from Operations $ 150 $ 144 $ 139 $ 60 $ 493 $ 718 $ 806 $ 775 $ 822 Less: Capital Expenditures (88) (88) (87) (86) (349) (374) (302) (322) (302) Free Cash Flow $ 63 $ 56 $ 52 $(26) $ 144 $ 344 $ 504 $ 453 $ 520 Less: Common Dividends Paid (35) (37) (38) (38) (148) (156) (161) (167) (172) Plus: Gross Cash Proceeds from Sales 0 0 185 484 669 0 0 0 0 Less: Special Dividends 0 0 0 0 0 0 0 0 0 Less: Shares Repurchased 0 0 0 0 0 0 0 0 0 Less: (Paydown) / Increase in Debt (1) (1) (1) (1) (6) (6) (6) (6) (6) Total Cash Flow $ 27 $ 18 $ 197 $ 419 $ 660 $ 183 $ 337 $ 280 $ 342 Balance Sheet Total Debt $ 1,791 $ 1,789 $ 1,788 $ 1,787 $ 1,787 $ 1,781 $ 1,776 $ 1,770 $ 1,765 Cash 353 371 568 987 987 1,169 1,507 1,787 2,129 Net Debt $ 1,438 $ 1,419 $ 1,220 $ 800 $ 800 $ 612 $ 269 $(17) $(365) Shares Outstanding Beginning Shares 93.7 107.8 107.8 107.8 93.7 107.8 107.8 107.8 107.8 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 14.1 0.0 0.0 0.0 14.1 0.0 0.0 0.0 0.0 Ending Shares 107.8 107.8 107.8 107.8 107.8 107.8 107.8 107.8 107.8 Common Dividends / Share? $ 0.35 $ 0.35 $ 0.35 $ 0.35 $ 1.40 $ 1.45 $ 1.50 $ 1.55 $ 1.60 Source: Leonard Management model dated 09-Oct-2015 Note: Assumes $10mm in pretax synergies per Leonard Management. 1 Assumes marginal tax rate of 37% per Leonard Management. 2 Assumes growth of $0.05 / share a quarter per Leonard Management. Detailed Management Projections 67

B Summary Pro Forma Leonard Projections Sale of Leonard Refineries to Burrow ($ in millions, except per share data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 49 $ 54 $ 54 $ 42 $ 199 $ 179 $ 181 $ 183 $ 186 Less: Segment SG&A (3) (3) (3) (3) (12) (12) (12) (12) (12) Less: Corporate SG&A (20) (20) (20) (20) (79) (80) (81) (82) (83) Less: Segment Operating Expenses (31) (31) (31) (31) (124) (124) (124) (124) (124) Less: Turnaround Expense 0 0 0 0 0 0 0 0 0 Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: DD&A (13) (13) (13) (13) (53) (68) (83) (98) (113) Operating Income $(18) $(13) $(12) $(25) $(68) $(104) $(118) $(132) $(146) Plus: DD&A 13 13 13 13 53 68 83 98 113 EBITDA $(5) $ 1 $ 1 $(12) $(15) $(37) $(35) $(34) $(33) Plus: LP Distributions from Mule 13 14 14 14 55 63 70 78 85 Plus: GP Distributions from Mule 1 1 2 3 8 21 35 48 62 Plus: LP Distributions from Burrow 136 112 165 121 535 526 657 600 663 Adj. EBITDA $ 146 $ 128 $ 182 $ 128 $ 583 $ 574 $ 727 $ 692 $ 777 Cash Flow Statement Adj. EBITDA $ 146 $ 128 $ 182 $ 128 $ 583 $ 574 $ 727 $ 692 $ 777 Less: Interest Expense (10) (10) (10) (10) (39) (39) (39) (39) (39) Plus: Interest Income 4 4 3 4 15 18 19 22 24 Less: Cash Taxes1 (54) (48) (105) (122) (329) (234) (274) (248) (268) Cash Flow from Operations $ 85 $ 74 $ 70 $(0) $ 229 $ 319 $ 433 $ 427 $ 495 Less: Capital Expenditures (45) (45) (45) (45) (180) (178) (178) (178) (178) Free Cash Flow $ 40 $ 29 $ 25 $(45) $ 49 $ 141 $ 255 $ 249 $ 317 Less: Common Dividends Paid (32) (33) (33) (33) (131) (135) (140) (145) (149) Plus: Gross Cash Proceeds from Sales 0 0 0 299 299 0 0 0 0 Less: Special Dividends 0 0 0 0 0 0 0 0 0 Less: Shares Repurchased 0 0 0 0 0 0 0 0 0 Less: (Paydown) / Increase in Debt (1) (1) (1) (1) (6) (6) (6) (6) (6) Total Cash Flow $ 6 $(5) $(9) $ 220 $ 212 $ 1 $ 109 $ 99 $ 162 Balance Sheet Total Debt $ 888 $ 886 $ 885 $ 884 $ 884 $ 878 $ 873 $ 867 $ 862 Cash 706 701 692 912 912 912 1,022 1,120 1,282 Net Debt $ 181 $ 185 $ 193 $(28) $(28) $(34) $(149) $(253) $(420) Shares Outstanding Beginning Shares 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 Less: Shares Repurchased 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Plus: Shares Issued 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 Ending Shares 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 93.7 Common Dividends / Share2 $ 0.35 $ 0.35 $ 0.35 $ 0.35 $ 1.40 $ 1.45 $ 1.50 $ 1.55 $ 1.60 Source: Leonard Management model dated 09-Oct-2015 1 Cash taxes include remedial tax allocations from sale of El Paso and Gallup based on applicable MACRs schedule. Assumes marginal tax rate of 37% per Leonard Management. 2 Assumes growth of $0.05 / share a quarter per Leonard Management. Detailed Management Projections 68

B Summary Pro Forma Burrow Projections Sale of Leonard Refineries to Burrow ($ in millions, except per unit data) 2016E Q1 Q2 Q3 Q4 2016E 2017E 2018E 2019E 2020E Income Statement Gross Profit $ 399 $ 394 $ 445 $ 400 $ 1,637 $ 1,661 $ 1,752 $ 1,723 $ 1,755 Less: Segment SG&A (19) (19) (19) (19) (76) (78) (78) (78) (78) Less: Corporate SG&A (8) (8) (8) (8) (31) (32) (32) (32) (32) Less: Operating Expenses (155) (152) (149) (152) (609) (574) (590) (576) (584) Less: Burrow Logistics Cost 0 0 (5) (10) (15) (41) (42) (43) (44) Plus: Synergies 0 0 0 0 0 0 0 0 0 Less: Turnaround Expense 0 (30) (10) (15) (55) (70) 0 (40) 0 EBITDA $ 217 $ 185 $ 254 $ 196 $ 852 $ 867 $ 1,010 $ 954 $ 1,018 Cash Flow Statement EBITDA $ 217 $ 185 $ 254 $ 196 $ 852 $ 867 $ 1,010 $ 954 $ 1,018 Less: Interest Expense (6) (6) (6) (6) (26) (26) (26) (26) (26) Plus: Interest Income 0 0 0 0 1 2 2 2 2 Less: Refining / Retail / Logistics Capex (28) (28) (28) (27) (111) (138) (108) (128) (108) Less: Corporate Capex (2) (2) (2) (2) (8) (8) (8) (8) (8) Distributions LP DPU $ 0.77 $ 0.64 $ 0.93 $ 0.69 $ 3.03 $ 2.98 $ 3.72 $ 3.40 $ 3.75 % Growth (1.6)% 24.8% (8.7)% 10.5 % Memo Item: Adjusted LP DPU 1 $ 0.77 $ 0.76 $ 0.98 $ 0.75 $ 3.26 $ 3.41 $ 3.72 $ 3.65 $ 3.75 % Growth 4.4% 9.1% (1.8)% 2.8 % Excess Cash after Distributed Cash Flow $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 $ 0 Less: Special Distributions 0 0 0 0 0 0 0 0 0 Less: Discretionary Capex (13) (13) (13) (13) (50) (50) (8) (8) (8) Plus: Cash Proceeds from Logistics Sales 0 0 185 185 370 0 0 0 0 Free Cash Flow $(13) $(13) $ 173 $ 173 $ 320 $(50) $(8) $(8) $(8) Balance Sheet Total Debt $ 369 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 $ 381 Cash 100 100 273 445 445 395 387 379 371 Net Debt $ 269 $ 281 $ 109 $(64) $(64) $(14) $(6) $ 2 $ 10 Units Outstanding Beginning Units 92.8 233.9 233.9 233.9 92.8 233.9 233.9 233.9 233.9 Units Issued 141.0 0.0 0.0 0.0 141.0 0.0 0.0 0.0 0.0 Ending Units 233.9 233.9 233.9 233.9 233.9 233.9 233.9 233.9 233.9 Source: Leonard Management model dated 09-Oct-2015 1 Adjusted LP DPU excludes turnaround expenses and capex from distributable cash flow. Detailed Management Projections 69